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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE NEW YORK TIMES COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The New York Times
Company

Notice of 2006
Annual Meeting and
Proxy Statement

229 West 43rd Street New York, NY 10036
tel 212-556-1234

Invitation to 2006 Annual Meeting of Stockholders

DATE: Tuesday, April 18, 2006
TIME: 10:00 a.m.
PLACE: New Amsterdam Theatre
214 West 42nd Street, New York, NY 10036

March 8, 2006

Dear Fellow Stockholder:

Please join me at our Annual Meeting on April 18, 2006, where we will ask you to vote on the election of our Board of Directors and the ratification of the selection of our auditors.

Two of our directors will be retiring next month and, therefore, will not be standing for re-election at this year's Annual Meeting. We will be bidding good-bye to John F. Akers and Henry B. Schacht, who have served since 1985 and 1999, respectively. They have both provided invaluable advice while serving on, among others, our Audit, Compensation and Finance Committees. During Mr. Akers' 21-year tenure on our Board, he twice served as Chair of our Finance Committee and became our first Presiding Director in 2002. We are immensely grateful for Messrs. Akers' and Schacht's many contributions to the success of the Company and we wish them both well.

We are delighted to add one exceptional new nominee for election by our stockholders this year, James M. Kilts, who joined our Board last June. Mr. Kilts has 30 years of consumer products industry experience and is highly regarded as an innovator and industry leader. His skills, expertise and leadership will greatly benefit our Company.

In addition to the formal items of business at our Annual Meeting, my colleagues and I will review the major Company developments over the past year and share with you our plans for the future. You will have an opportunity to ask questions and express your views to the senior management of The New York Times Company. Members of the Board of Directors will also be present.

Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. You can vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement. Please vote as soon as possible.

I hope to see you on April 18th.

Sincerely yours,

ARTHUR SULZBERGER, JR.
Chairman of the Board

229 West 43rd Street New York, NY 10036
tel 212-556-1234

Notice of Annual Meeting of Stockholders
To be held April 18, 2006

To the Holders of Class A and Class B
Common Stock of The New York Times Company:

The Annual Meeting of Stockholders of The New York Times Company will be held at 10:00 a.m., local time, on Tuesday, April 18, 2006, at the New Amsterdam Theatre, 214 West 42nd Street, New York, NY 10036, for the following purposes:

  1.
  To elect a Board of 13 members;

  2.
  To consider and act upon a proposal to ratify the selection of Deloitte & Touche LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2006; and

  3.
  To transact such other business as may properly come before the meeting.

Holders of the Class A and Class B common stock as of the close of business on February 17, 2006, are entitled to notice of and to attend this meeting as set forth in the Proxy Statement. Class A stockholders are entitled to vote for the election of four of the 13 directors. Class A and Class B stockholders, voting together as a single class, are entitled to vote on the proposal to ratify the selection of Deloitte & Touche LLP as auditors for the 2006 fiscal year. Class B stockholders are entitled to vote for the election of nine of the 13 directors and on all other matters presented to the meeting.

New York, NY
March 8, 2006

By Order of the Board of Directors

RHONDA L. BRAUER
 Secretary & Corporate Governance Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY TELEPHONE, ON THE INTERNET OR BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD. THIS IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE MEETING.

The New York Times Company
Proxy Statement
Annual Meeting of Stockholders to be Held on April 18, 2006

Voting On Matters Before The Annual Meeting

Q:
What am I voting on?

A:
There are two items that stockholders are asked to vote on at the 2006 Annual Meeting:

•
Proposal 1: Election of the Board of Directors.

•
Proposal 2: Ratification of the selection of Deloitte & Touche LLP as auditors for the fiscal year ending December 31, 2006.

Q:
Who is entitled to vote?

A:
The New York Times Company has two classes of outstanding voting securities: Class A common stock and Class B common stock. Stockholders of record of Class A or Class B stock as of the close of business on February 17, 2006, may vote at the 2006 Annual Meeting. As of February 17, 2006, there were 144,342,006 shares of Class A stock and 834,242 shares of Class B stock outstanding. Each share of stock is entitled to one vote.

•
Proposal 1: Class A stockholders may vote for the election of four of the 13 directors. Class B stockholders may vote for the election of nine of the 13 directors.

•
Proposal 2: Class A and B stockholders, voting together as a single class, may vote on this proposal.

Q:
How do I cast my vote?

A:
If you hold stock as a registered stockholder, you can vote in person at the Annual Meeting or you can vote by mail, telephone or on the Internet. See "Voting Methods" on page 2 for more details.

  If your stock is held through a broker or bank, you will receive voting instructions from your bank or broker describing how to vote your stock. The availability of telephone or Internet voting will depend upon the bank's or broker's voting processes.

  Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting by the persons named on the proxy card in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on April 17, 2006.

  If you submit a proxy card without giving instructions, your shares will be voted as recommended by the Board of Directors.

  Mellon Investor Services has been engaged as the independent inspector of election to tabulate stockholder votes at the Annual Meeting.

Q:
How does the Board of Directors recommend voting?

A:
The Board of Directors recommends voting:

•
FOR each nominee to the Board of Directors; and

  The Audit Committee of the Board recommends voting:

  •
  FOR ratification of Deloitte & Touche LLP as auditors.

Q:
How will my stock be voted on other business brought up at the Annual Meeting?

A:
By submitting your proxy card, you authorize the persons named on the proxy card to use their discretion in voting on any other matter brought before the Annual Meeting. The New York Times Company does not know of any other business to be considered at the Annual Meeting.

Q:
Can I change my vote or revoke my proxy?

A:
Yes. You can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy by telephone, mail or the Internet or by voting by ballot at the meeting.

Q:
Will abstentions or broker non-votes affect the voting results?

A:
Abstentions or withheld votes (with respect to Proposal 1) will have no effect on Proposal 1; abstentions will have the same effect as negative votes on Proposal 2.

  If a broker which is the record holder of shares indicates on a proxy form that it does not have discretionary authority to vote those shares on a Proposal, or if shares are voted in other circumstances in which proxy authority is defective or has been withheld on such Proposal, those non-voted shares will be counted as present for quorum purposes but as not voting on the Proposal. This will have no effect on Proposal 1 and will have the same effect as a negative vote on Proposal 2.

Q:
What is the date of distribution of this Proxy Statement and the proxies solicited hereby?

A:
We are sending this Proxy Statement and the proxies to our stockholders beginning on or about March 8, 2006.

Q:
What are the costs of this proxy solicitation?

A:
The Board of Directors of The New York Times Company is soliciting your proxy for use at the Annual Meeting, and at any adjournment thereof. The Company will bear the cost of this proxy solicitation, including the reimbursement to banks and brokers for reasonable expenses of sending out proxy materials to the beneficial owners of our common stock. We have engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies from brokers, banks, institutions and other fiduciaries by mail, telephone, and fax for a fee of $7,500 plus out-of-pocket expenses. In addition, officers of The New York Times Company may solicit proxies in person or by mail, telephone, e-mail or fax.

Voting Methods

We have been advised by our legal counsel that the procedures that have been put in place are consistent with the requirements of applicable state law. Please remember that if your stock is held through a broker or bank, you will receive voting instructions from your bank or broker describing the available processes for voting your stock.

Voting in Person at the Annual Meeting

Attend the Annual Meeting to be held at 10:00 a.m. on Tuesday, April 18, 2006, at the New Amsterdam Theatre, 214 West 42nd Street, New York, NY 10036.

Please note that even if you hold your stock in street name, you can still vote in person at the Annual Meeting if you obtain a legal proxy from your broker. Please contact your broker for information.

Internet Voting (Available 24 hours a day)
Go to the Web site address:	www.proxyvoting.com/nyt for Class A stockholders
www.proxyvoting.com/nyt1 for Class B stockholders

Mark your selections.

Click on "Submit your vote."

Review your recorded selections.

Click on "Proceed" to confirm your vote.

If you currently receive the Company's Proxy Statement, Annual Report and proxy card by mail and would prefer to receive these documents via the Internet, you may consent to future Internet receipt of these documents when voting your shares on the Internet.

Telephone Voting (Available 24 hours a day) Call 1-866-540-5760. Follow the voice prompts.

Proxy Card Voting by Mail

Mark your selections.

Date and sign your name as it appears on the proxy card.

Mail the completed proxy in the return envelope provided.

Note: If you voted by telephone or the Internet, do not return your proxy card by mail.

Where To Find More Information On The New York Times Company

Documents Filed with the Securities and Exchange Commission ("SEC")

•
This Proxy Statement is accompanied by the Company's 2005 Annual Report, which includes the Company's Form 10-K for the year ended December 25, 2005, that we have previously filed with the SEC and that includes audited financial statements.

•
You can obtain any of the documents that we file with the SEC (including an additional copy of our 2005 Annual Report on Form 10-K) by contacting us or the SEC (see below for information on contacting the SEC). To obtain documents from us, please direct requests in writing or by telephone to:

The New York Times Company
229 West 43rd Street
New York, NY 10036
Phone: (212) 556-1234
Attention: Corporate Secretary

We will send you the requested documents without charge, excluding exhibits.

•
If you would like to request documents from us, including any documents we may subsequently file with the SEC prior to the Annual Meeting, please do so by April 1, 2006, so that you will receive them before the Annual Meeting.

Additional Information

There are a number of other sources for additional information on The New York Times Company:

•
The Securities and Exchange Commission. We file reports, proxy statements and other information with the SEC, much of which can be accessed through the SEC's Web site (http://www.sec.gov) or can be reviewed and copied at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call 1-800-732-0330 for further information on the Public Reference Room.

•
The New York Stock Exchange. As the Class A stock of The New York Times Company is listed on the New York Stock Exchange, reports and other information on the Company can be reviewed at the office of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

•
The New York Times Company Web site. Our Web site at http://www.nytco.com provides ongoing information about the Company and its performance, including documents filed with the SEC. In addition, printable versions of the following materials can be found on the Corporate Governance section of our Web site at http://www.nytco.com/corp-governance.html:

    —Corporate Governance Principles

    —Board Committee Charters:

      •
      Audit Committee

      •
      Compensation Committee

      •
      Nominating & Governance Committee

      •
      Finance Committee

      •
      Foundation Committee

    —Code of Ethics for the Chairman, Chief Executive Officer, Vice Chairman and Senior Financial Officers

    —Code of Ethics for Directors

    —Business Ethics Policy

  Copies of the foregoing are available in print at no charge to any stockholder. To obtain documents from us, please direct requests in writing or by telephone to:

  The New York Times Company
  229 West 43rd Street
  New York, NY 10036
  Phone: (212) 556-1234
  Attention: Corporate Secretary

Please note that information contained on our Web site does not constitute part of this Proxy Statement.

IMPORTANT NOTE:

You should rely only on the information contained in this Proxy Statement to vote on the Proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated March 8, 2006. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

General Information

The 1997 Trust

Since the purchase of The New York Times newspaper by Adolph S. Ochs in 1896, control of The New York Times and related properties has rested with his family. Family members have taken an active role in the stewardship and management of The New York Times Company. The title of Publisher of The New York Times has been held by various family members, from Adolph S. Ochs to the current Publisher, Arthur Sulzberger, Jr., who also serves as the current Chairman of the Board.

In February 1990, on the death of Adolph S. Ochs's daughter, Iphigene Ochs Sulzberger ("Mrs. Sulzberger"), control passed to her four children through the automatic termination of a trust established by Mr. Ochs. That trust held 83.7% of the Class B stock of the Company, which is not publicly traded and the holders of which have the right to elect approximately 70% of the Board of Directors. Mrs. Sulzberger's four children are: Marian S. Heiskell, Ruth S. Holmberg, Judith P. Sulzberger and Arthur Ochs Sulzberger (the "grantors").

In 1997, the grantors executed an indenture (the "Trust Indenture") creating a trust (the "1997 Trust") for the benefit of each of the grantors and his or her family. The grantors transferred to the 1997 Trust all shares of Class B stock previously held by the trust established by Adolph S. Ochs, together with a number of shares of Class A stock. The 1997 Trust currently holds 738,810 shares of Class B stock and 1,400,000 shares of Class A stock. The 1997 Trust is also the indirect owner of an additional 4,300,197 shares of Class A stock. The primary objective of the 1997 Trust is to maintain the editorial independence and the integrity of The New York Times and to continue it as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare ("the primary objective of the 1997 Trust").

The current trustees of the 1997 Trust are Daniel H. Cohen, Lynn G. Dolnick, Susan W. Dryfoos, Arthur S. Golden, Michael Golden, Eric M. A. Lax, Arthur Sulzberger, Jr., and Cathy J. Sulzberger (the "Trustees").

The 1997 Trust will continue in existence until the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on December 14, 2000. The Trust Indenture is subject to the terms and provisions of a 1986 shareholders agreement (the "Shareholders Agreement") among the grantors, their children and the Company, which restricts the transfer of Class B stock that is held by the trust by requiring, prior to any sale or transfer, the offering of those shares among the other family stockholders and then to the Company at the Class A stock market price then prevailing (or if the Company is the purchaser, at the option of the selling stockholder, in exchange for Class A stock on a share-for-share basis). The Shareholders Agreement provides for the conversion of such shares into Class A stock if the purchase rights are not exercised by the family stockholders or the Company and such shares of Class A stock are to be transferred to a person or persons other than family stockholders or the Company. There are certain exceptions for gifts and other transfers within the family of Adolph S. Ochs provided that the recipients become parties to the Shareholders Agreement.

In addition, the Shareholders Agreement provides that if the Company is a party to a merger (other than a merger solely to change the Company's jurisdiction of incorporation), consolidation or plan of liquidation in which such Class B stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing stockholder will convert his or her shares of such Class B stock into Class A stock prior to the effective date of such transaction so that a holder of such shares will receive the same cash, stock or other consideration that a holder of Class A stock would receive in such a transaction. Except for the foregoing, each signing stockholder has agreed not to convert any shares of such Class B stock received from a trust created under the will of Adolph S. Ochs into Class A stock. The Shareholders Agreement will terminate upon the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on August 5, 1986.

The Trustees, subject to the limited exceptions described below, are directed to retain the Class B stock held in the 1997 Trust and not to sell, distribute or convert such shares into Class A stock and to vote such Class B stock against any merger, sale of assets or other transaction pursuant to which control of The New York Times passes from the Trustees, unless they unanimously determine that the primary objective of the 1997 Trust can be achieved better by the sale, distribution or conversion of such stock or by the implementation of such transaction. If upon such determination any Class B stock is distributed to the beneficiaries of the 1997 Trust, it must be distributed only to descendants of Mrs. Sulzberger, subject to the provisions of the Shareholders Agreement (if it is still in effect). Similarly, any sale by the 1997 Trust of Class B stock upon such determination can be made only in compliance with the Shareholders Agreement.

The Trustees are granted various powers and rights, including among others: (i) to vote all of the shares of Class A and Class B stock held by the 1997 Trust; (ii) to nominate the successor trustees who may also serve on the Company's Board of Directors; and (iii) to amend certain provisions of the Trust Indenture, but not the provisions relating to retaining the Class B stock or the manner in which such shares may be distributed, sold or converted. The Trustees act by the affirmative vote of six of the eight Trustees. Generally, a Trustee may be removed by the agreement of six of the remaining seven Trustees. In general, four of the trustees will be appointed by all eight trustees; the remaining four trustees will be elected by the beneficiaries of the 1997 Trust.

Upon the termination of the 1997 Trust at the end of the stated term thereof, the shares of Class A and Class B stock held by such trust will be distributed to the descendants of Mrs. Sulzberger then living.

Principal Holders of Common Stock

The following table sets forth the only persons who, to the knowledge of management, owned beneficially on February 17, 2006, more than 5% of the outstanding shares of either Class A or Class B stock:

	Shares (%)
Name and Address	Class A		Class B

1997 Trust[1,2] 229 West 43rd Street New York, NY 10036	6,439,007	(4.4%)	738,810	(88.6%)
Daniel H. Cohen[1,2,3] 229 West 43rd Street New York, NY 10036	6,785,030	(4.7%)	740,430	(88.8%)
Lynn G. Dolnick[1,2,4] 229 West 43rd Street New York, NY 10036	6,768,132	(4.7%)	739,369	(88.6%)
Susan W. Dryfoos[1,2,5] 229 West 43rd Street New York, NY 10036	7,077,581	(4.9%)	739,770	(88.7%)
Arthur S. Golden[1,2,6] 229 West 43rd Street New York, NY 10036	6,817,124	(4.7%)	739,928	(88.7%)
Michael Golden[1,2,7] 229 West 43rd Street New York, NY 10036	7,108,715	(4.9%)	739,930	(88.7%)
Eric M. A. Lax[1,2,8] 229 West 43rd Street New York, NY 10036	6,445,147	(4.4%)	738,810	(88.6%)
Arthur Sulzberger, Jr.[1,2,9] 229 West 43rd Street New York, NY 10036	7,690,239	(5.3%)	739,770	(88.7%)
Cathy J. Sulzberger[1,2,10] 229 West 43rd Street New York, NY 10036	6,832,275	(4.7%)	739,770	(88.7%)
Private Capital Management[11] 8889 Pelican Bay Blvd Naples, FL 34108	20,717,362	(14.4%)	0
T. Rowe Price Associates, Inc.[11] 100 E. Pratt Street Baltimore, MD 21202	19,825,289	(13.7%)	0
FMR Corp.[11] 82 Devonshire Street Boston, MA 02109	12,362,420	(8.6%)	0
Morgan Stanley[11] 1585 Broadway New York, NY 10036	7,863,110	(5.4%)	0

1.
Each of the Trustees shares voting and investment power with respect to the shares owned by the 1997 Trust. Thus, under SEC regulations, each may be deemed a beneficial owner of the shares held by the 1997 Trust. Such shares are therefore included in the amounts listed in this table for each of them. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table. By virtue of their being co-trustees of the 1997 Trust, the Trustees could be deemed to comprise a "group" within the meaning of SEC regulations. Such group is the beneficial owner in the aggregate of 9,588,499 shares of Class A stock, representing approximately 6.6% of the outstanding shares of Class A stock, which shares include 746,107 shares issuable upon the conversion of 746,107 shares of Class B stock, 1,144,501 shares of Class A stock which could be acquired within 60 days upon the exercise of options and 143,550 restricted shares and restricted stock units of Class A stock, in each case, granted under the Company's 1991 Executive Stock Incentive Plan (the "NYT Stock Plan"), or its Non-Employee Directors' Stock Option Plan or Non-Employee Directors' Stock Incentive Plan (together, the "Directors' Plans").

2.
Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the table of Class A stock ownership, it has been assumed that each person listed therein as holding Class B stock has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus all shares of Class B stock held by the 1997 Trust and by the Trustees have been included in the calculation of the total amount of Class A stock owned by each such person as well as in the calculation of the total amount of Class B stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

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  (Footnotes continued from preceding page)

3.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Cohen include (a) 1,710 shares of Class A stock held jointly with his wife, 7,311 shares of Class A stock held solely and 1,620 shares of Class B stock held solely, (b) 285,965 shares of Class A stock beneficially owned by a limited liability company of which Mr. Cohen and his brother are members, (c) 530 shares of Class A stock held by a trust of which Mr. Cohen is a trustee, (d) 230 shares of Class A stock held by a trust for an unrelated individual of which Mr. Cohen is sole trustee, (e) 11,000 shares of Class A stock held by a trust created by Mr. Cohen for the benefit of his wife and children of which Mr. Cohen is a co-trustee and (f) 37,657 shares of Class A stock held by two charitable trusts of which Mr. Cohen is a co-trustee. Mr. Cohen disclaims beneficial ownership in all shares held by the trusts described in (d), (e) and (f) above. The holdings of Class A stock reported for Mr. Cohen exclude 11,000 shares of Class A stock held by a trust of which his wife is a co-trustee, the beneficiaries of which are Mr. Cohen and his children.

4.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Dolnick include (a) 5,990 shares of Class A stock and 559 shares of Class B stock held solely, (b) 287,715 shares of Class A stock beneficially owned by a limited liability company of which Ms. Dolnick and her siblings, including Michael and Arthur Golden, are members (c) 4,000 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the Directors' Plans and (d) 30,861 shares of Class A stock held by two trusts of which Ms. Dolnick is the sole trustee. These trusts were created by Ms. Dolnick's brother, Michael Golden, for the benefit of his daughters. Ms. Dolnick disclaims beneficial ownership of these shares. The holdings of Class A stock reported for Ms. Dolnick exclude (a) 36,446 shares of Class A stock held by trusts of which Ms. Dolnick's husband is the sole trustee and the beneficiaries of which are their children and (b) 5,990 shares of Class A stock and 559 shares of Class B stock owned by her husband. In addition, 849 Class A stock units have been credited to Ms. Dolnick's account under the Company's Non-Employee Directors Deferral Plan.

5.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Dryfoos include (a) 306,472 shares of Class A stock and 960 shares of Class B stock held solely, (b) 4,795 shares of Class A stock held by a trust of which Ms. Dryfoos is co-trustee, (c) 287,715 shares of Class A stock beneficially owned by a limited liability company of which Ms. Dryfoos and her siblings are members and (d) 38,632 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan. Ms. Dryfoos disclaims beneficial ownership of all of the shares described in (b) above.

6.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Arthur Golden include (a) 5,784 shares of Class A stock and 1,118 shares of Class B stock held jointly with his wife, (b) 287,715 shares of Class A stock beneficially owned by a limited liability company of which Arthur Golden and his siblings, including Ms. Dolnick and Michael Golden, are members and (c) 83,500 shares of Class A stock held by a charitable trust of which Arthur Golden is the sole trustee and of which he disclaims beneficial ownership. The holdings of Class A stock reported for Arthur Golden exclude 38,712 shares of Class A stock held by trusts of which his wife is a trustee and the beneficiaries of which are their children.

7.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Michael Golden include (a) 7,750 shares of Class A stock and 1,120 shares of Class B stock held solely and 29,594 shares of Class A stock held jointly with his wife, (b) 287,715 shares of Class A stock beneficially owned by a limited liability company of which Michael Golden and his siblings, including Ms. Dolnick and Arthur Golden, are members, (c) 320,979 shares which could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan and (d) 22,550 restricted shares and restricted stock units of Class A stock granted under the NYT Stock Plan. The holdings of Class A stock reported for Michael Golden exclude (a) 700 shares of Class A stock owned by his wife and (b) 225,562 stock options under the NYT Stock Plan which were transferred to his wife.

8.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Lax include 6,140 shares of Class A stock held jointly with his wife. The holdings of Class A stock reported for Mr. Lax exclude (a) 44,242 shares of Class A stock and 960 shares of Class B stock owned by his wife, (b) 29,940 shares of Class A stock held for the benefit of his children by his wife as custodian, and (c) 287,265 shares of Class A stock beneficially owned by a limited liability company of which Mr. Lax's wife and her siblings, including Mr. Sulzberger, Jr. and Ms. Sulzberger, are members. Mr. Lax disclaims beneficial ownership in all shares described in (a), (b) and (c) above.

9.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Sulzberger, Jr. include (a) 21,861 shares of Class A stock and 960 shares of Class B stock held solely and 8,996 shares of Class A stock held jointly with his wife, (b) 287,265 shares of Class A stock beneficially owned by a limited liability company of which Mr. Sulzberger, Jr. and his siblings, including Ms. Sulzberger and Mr. Lax's wife, are members, (c) 46,260 shares of Class A stock held by trusts of which Mr. Sulzberger, Jr. is a co-trustee, which were created by certain of Mr. Sulzberger, Jr.'s cousins for the benefit of the latter and/or their children and of which Mr. Sulzberger, Jr. disclaims beneficial ownership, (d) 764,890 shares which could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan and (e) 121,000 restricted shares and restricted stock units of Class A stock granted under the NYT Stock Plan. The holdings of Class A stock reported for Mr. Sulzberger, Jr. exclude (a) 25,920 shares of Class A stock held by trusts of which Mr. Sulzberger, Jr.'s wife is a co-trustee and the beneficiaries of which are their children and (b) 210,140 stock options under the NYT Stock Plan which were transferred to his wife.

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  (Footnotes continued from preceding page)

10.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Sulzberger include (a) 30,969 shares of Class A stock and 960 shares of Class B stock held solely, (b) 287,265 shares of Class A stock beneficially owned by a limited liability company of which Ms. Sulzberger and her siblings, including Mr. Sulzberger, Jr. and Mr. Lax's wife, are members, (c) 16,000 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the Directors' Plans and (d) 23,156 shares of Class A stock held by a trust created by Ms. Sulzberger's cousin, Ms. Jacqueline Dryfoos, for the benefit of her children of which Ms. Sulzberger is the sole trustee, 7,411 shares of Class A stock held by a trust created by Ms. Sulzberger's son of which Ms. Sulzberger is a co-trustee, 22,509 shares of Class A stock held in trusts or accounts under uniform gifts to minors acts for the benefit of Ms. Sulzberger's children of which Ms. Sulzberger is the sole trustee/custodian, 2,945 shares of Class A stock held in a trust for the benefit of Ms. Sulzberger's nephew of which Ms. Sulzberger is the sole trustee and 2,053 shares of Class A stock held in a trust for the benefit of Ms. Sulzberger's niece of which Ms. Sulzberger is the sole trustee. Ms. Sulzberger disclaims beneficial ownership of all shares of Class A stock held by such trusts and accounts. The holdings of Class A stock reported for Ms. Sulzberger exclude 1,106 shares of Class A stock held by her husband. In addition, 849 Class A stock units have been credited to Ms. Sulzberger's account under the Company's Non-Employee Directors Deferral Plan.

11.
According to information contained in filings with the SEC pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of December 31, 2005, Private Capital Management ("PCM") beneficially owned 20,717,362 shares of Class A stock, T. Rowe Price Associates, Inc. ("T. Rowe Price") beneficially owned 19,825,289 shares of Class A stock, FMR Corp. ("FMR") beneficially owned 12,362,420 shares of Class A stock and Morgan Stanley beneficially owned 7,863,110 shares of Class A stock. According to the filing by PCM, PCM's CEO, Bruce S. Sherman, and President, Gregg J. Powers, exercise shared dispositive and shared voting power with respect to shares held by PCM's clients and managed by PCM, but Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM's clients and disclaim the existence of a group. The filing reports an additional 56,400 shares beneficially owned by Mr. Sherman. According to the filing by T. Rowe Price, the reported shares are owned by various individual and institutional investors for which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. According to the filing by FMR, the reported shares are held by various individual and institutional investors, for whom subsidiaries of FMR serve as investment advisor or investment manager. FMR and Edward C. Johnson 3d, through FMR's control of the subsidiaries, have the power to dispose of 12,083,810 of these shares and the power to vote and dispose of 278,410 of these shares. According to the filing by Morgan Stanley, the reported shares are held by one of its business units in accounts managed on a discretionary basis. Each of the filings also state that, to the best of the holder's knowledge, the shares were acquired in the ordinary course of such holder's business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company.

Security Ownership of Management and Directors

The following table shows the beneficial ownership, reported to the Company as of February 17, 2006, of Class A and Class B stock, including shares as to which a right to acquire ownership exists (by the exercise of stock options or the conversion of Class B stock into Class A stock) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, of each Director, the chief executive officer and the four other most highly compensated executive officers of the Company during 2005 and all Directors and executive officers of the Company, as a group. A portion of the shares reported below are held by the 1997 Trust, whose Trustees share voting and, in some cases, investment power with respect thereto. See "The 1997 Trust." The table also shows the amount of Class A stock units credited to the account of non-employee Directors under the Company's Non-Employee Directors Deferral Plan. Distribution in cash is made subsequent to retirement.

	Class A Stock	Percent of Outstanding Class A Stock	Class A Stock Units	Class B Stock	Percent of Outstanding Class B Stock

John F. Akers[1] Director	27,035		849	0
Brenda C. Barnes[1] Director	38,950		849	0
Raul E. Cesan[1] Director	53,000		8,537	0
Lynn G. Dolnick[2,3] Director	6,768,132	(4.7%)	849	739,369	(88.6%)
Leonard P. Forman4, Executive Vice President and Chief Financial Officer	384,266		0	0
Michael Golden[2,3] Vice Chairman, Publisher of the International Herald Tribune and Director	7,108,715	(4.9%)	0	739,930	(88.7%)
Scott Heekin-Canedy[4] President and General Manager, The New York Times	151,129		0	0
William E. Kennard[1] Director	17,200		5,606	0
James M. Kilts Director	3,814		0	0
David E. Liddle[1] Director	26,600		849	0
Ellen R. Marram[1] Director	36,000		9,408	0
Thomas Middelhoff[1] Director	10,709		849	0
Janet L. Robinson[4] President, Chief Executive Officer and Director	601,475		0	0
Henry B. Schacht[1] Director	38,000		849	0
Arthur Sulzberger, Jr.[2,3] Chairman of the Board, Publisher of The New York Times and Director	7,690,239	(5.3%)	0	739,770	(88.7%)
Cathy J. Sulzberger[2,3] Director	6,832,275	(4.7%)	849	739,770	(88.7%)

(Table continues and footnotes appear on following page)

Doreen A. Toben[1] Director	8,500		2,514	0
All Directors and Executive Officers[2] (31 individuals)	11,795,247	(7.9%)	26,065	742,409	(89.0%)

Note: Each individual Director and Executive Officer has beneficial ownership of less than 1%, other than in those instances noted.

1.
The amounts reported include shares of Class A stock which could be acquired within 60 days upon the exercise of stock options under the Directors' Plans, as follows: Mr. Akers: 12,000 shares; Ms. Barnes: 32,000 shares; Mr. Cesan: 28,000 shares; Mr. Kennard: 15,000 shares; Dr. Liddle: 24,000 shares; Ms. Marram: 32,000 shares; Dr. Middelhoff: 8,000 shares; Mr. Schacht: 28,000 shares; and Ms. Toben: 8,000 shares.

2.
Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the presentation of ownership of Class A stock in this table, it has been assumed that each Director and executive officer has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus all shares of Class B stock held by the Directors and executive officers, including shares held by the 1997 Trust, have been included in the calculation of the total amount of Class A stock owned by such persons as well as in the calculation of the total amount of Class B stock owned by such persons. As a result of this presentation, there are duplications in the number of shares and percentages shown in this table.

3.
See "Principal Holders of Common Stock" and "The 1997 Trust" for a discussion of this person's holdings.

4.
The amounts reported include shares of Class A stock which could be acquired within 60 days upon the exercise of stock options under the NYT Stock Plan, as follows: Mr. Forman: 349,992 shares; Mr. Heekin-Canedy: 128,030 shares; and Ms. Robinson: 451,750 shares. Also, the amounts reported include restricted shares and restricted stock units of Class A stock granted under the NYT Stock Plan as follows: Mr. Forman: 32,550 shares; Mr. Heekin-Canedy: 16,887 shares and Ms. Robinson: 144,500 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company's directors and executive officers and the beneficial holders of more than 10% of the Class A stock are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports, the Company believes that all such filing requirements were met during 2005, except that Ms. Toben filed a Form 4 nine days late with regard to one purchase transaction.

Proposal Number 1—
Election of Directors

Thirteen Directors will be elected to the Board of The New York Times Company at the 2006 Annual Meeting. Nominees proposed for election as Directors are listed below. Directors will hold office until the next Annual Meeting and until their successors are elected and qualified. Each of the nominees is now a member of the Board of Directors and was elected at the 2005 Annual Meeting for which proxies were solicited, except for James M. Kilts, who was elected by the Board on June 16, 2005.

The Certificate of Incorporation of the Company provides that Class A stockholders have the right to elect 30% of the Board of Directors (or the nearest larger whole number). Accordingly, Class A stockholders will elect four of the 13 Directors; Class B stockholders will elect nine. Directors are elected by a plurality of the votes cast.

Class A Nominees (4)	Class B Nominees (9)

Raul E. Cesan William E. Kennard James M. Kilts Doreen A. Toben	Brenda C. Barnes Lynn G. Dolnick Michael Golden David E. Liddle Ellen R. Marram Thomas Middelhoff Janet L. Robinson Arthur Sulzberger, Jr. Cathy J. Sulzberger

If any of the nominees become unavailable for election, all uninstructed proxies will be voted for such other person or persons designated by the Board. The Board has no reason to anticipate that this will occur.

Notes on Nominees:

•
Cathy J. Sulzberger and Arthur Sulzberger, Jr. are siblings, as are Michael Golden and Lynn G. Dolnick.

•
Michael Golden, Arthur Sulzberger, Jr., Cathy J. Sulzberger and Lynn G. Dolnick are cousins.

Profiles of Nominees for the Board of Directors

The following information was provided by the nominees:

Class A Directors

RAUL E. CESAN Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

58
1999
Founder and Managing Partner, Commercial Worldwide LLC (investments) (from 2001)
President and Chief Operating Officer of Schering-Plough Corporation (from 1998 to 2001), Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 to 1998), President of Schering Laboratories (from 1992 to 1994), President of Schering-Plough International (from 1988 to 1992)
Audit (Chair) and Finance

WILLIAM E. KENNARD Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

49
2001
Managing Director, The Carlyle Group (from 2001)
Chairman of the Federal Communications Commission (from 1997 to 2001), General Counsel of the Federal Communications Commission (from 1993 to 1997)
Sprint Nextel Corporation
Nominating & Governance (Chair) and Finance

JAMES M. KILTS Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

58
2005
Vice Chairman of the Board of The Procter & Gamble Company (from October 2005)
President (from 2003 to October 2005), Chairman of the Board and Chief Executive Officer (from 2001 to October 2005), The Gillette Company; President and Chief Executive Officer (from 1999 to 2000), Nabisco Group Holdings Corp.; President and Chief Executive Officer (from 1998 to 1999), Nabisco Holdings Corp and Nabisco Inc.; Executive Vice President, Worldwide Food (from 1994 to 1997), Phillip Morris Companies; President (from 1989 to 1994), Kraft USA and Oscar Mayer; President, Kraft Limited in Canada; Senior Vice President, Kraft International
The Procter & Gamble Company and MetLife, Inc.
Finance

DOREEN A. TOBEN Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

56
2004
Executive Vice President and Chief Financial Officer, Verizon Communications, Inc. (from 2002)
Senior Vice President and Chief Financial Officer, Telecom Group, Verizon Communications, Inc. (from 2000 to 2002); Vice President and Controller (from 1999 to 2000) and Vice President and Chief Financial Officer, Telecom/Network, Bell Atlantic Inc. (from 1997 to 1999)
Verizon Wireless Inc.
Audit and Foundation

Class B Directors

BRENDA C. BARNES Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

52
1998
Chairman and Chief Executive Officer, Sara Lee Corporation (from October 2005)
President and Chief Executive Officer (February 2005 to October 2005), President and Chief Operating Officer (from July 2004 to February 2005), Sara Lee Corporation; Interim President and Chief Operating Officer, Starwood Hotels & Resorts (from November 1999 to March 2000); President and Chief Executive Officer (from 1996 to 1997) and Chief Operating Officer (from 1993 to 1996), Pepsi-Cola North America, President (1992), Pepsi-Cola South
Sara Lee Corporation and Staples, Inc.
Compensation (Chair) and Nominating & Governance

LYNN G. DOLNICK Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

54
2005
Director of various non-profit corporations
Associate Director, Exhibits and Outreach (from 1998 to 2004), Head, Division of Exhibits (from 1993 to 1998), Head, Office of Exhibit Interpretation (from 1991 to 1993), Special Assistant to Director (from 1986 to 1991), Director, NOAHS Center (New Opportunities in Animal Health Sciences) (from 1985 to 1987), Smithsonian's National Zoological Park
Finance

MICHAEL GOLDEN Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

56
1997
Vice Chairman of the Company (from 1997) and Publisher, The International Herald Tribune (from 2003)
Vice President, Operations Development, of the Company (from 1996 to 1997); Executive Vice President, NYT Sports/Leisure Magazines, and Vice President and Publisher, Tennis magazine (from 1994 to 1996) and Executive Vice President and General Manager (from 1991 to 1994), NYT Women's Magazines
Foundation

DAVID E. LIDDLE Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

61
2000
Partner, U.S. Venture Partners (from 2000)
Chairman (1999), President (from 1992 to 1999) and Co-Founder of Interval Research Corporation; Vice President, Personal Systems, International Business Machines Corporation (1991); President and Chief Executive Officer, Metaphor Computer Systems, Inc. (from 1982 to 1991)
Audit and Compensation

ELLEN R. MARRAM Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

59
1998
President, The Barnegat Group, LLC (business advisory firm) (from 2006)
Operating Advisor (from 2006), Managing Director (from 2000 to 2005), North Castle Partners, LLC; President and Chief Executive Officer of efdex, Inc. (the Electronic Food & Drink Exchange) (from 1999 to 2000); President (from 1993 to 1998) and Chief Executive Officer (from 1997 to 1998), Tropicana Beverage Group, and Executive Vice President, The Seagram Company Ltd. and Joseph E. Seagram & Sons Inc. (from 1993 to 1998); Senior Vice President, Nabisco Foods Group, and President and Chief Executive Officer, Nabisco Biscuit Company (from 1988 to 1993)
Eli Lilly and Company and Ford Motor Company
Finance (Chair), Nominating & Governance and Audit

THOMAS MIDDELHOFF Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

52
2003
Chief Executive Officer, KarstadtQuelle AG (from 2005)
Non-executive Chairman, KarstadtQuelle AG (from 2004 to 2005); Managing Director, Investcorp Ltd. (from 2003 to 2005); Chairman and Chief Executive Officer (from 1997 to 2002), Head of Corporate Development and Coordinator of Multimedia Business (from 1994 to 1998), and Member of The Board Industry Division (from 1990 to 1994), Bertelsmann AG; Managing Director (from 1989 to 1990), Mohndruck, Calandar Publishing Company
APCOA Parking AG, KarstadtQuelle AG, The Polestar Corporation and Thomas Cook AG (Non-executive Chairman)
Compensation

JANET L. ROBINSON Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

55
2004
President and Chief Executive Officer of the Company (from 2005)
Executive Vice President and Chief Operating Officer of the Company (2004); Senior Vice President, Newspaper Operations, of the Company (from 2001 to 2004); President and General Manager, The New York Times (from 1996 to 2004)
Foundation

ARTHUR SULZBERGER, JR. Age: Director Since: Principal Occupation: Recent Business Experience:	54 1997 Chairman of the Company (from 1997) and Publisher, The New York Times (from 1992) Deputy Publisher (from 1988 to 1992) and Assistant Publisher (from 1987 to 1988), The New York Times

CATHY J. SULZBERGER Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

56
2002
Partner, LHIW Real Estate Development Partnership (from 1988)
Director, The Chattanooga Times (from 1996 to 1999); Consumer Affairs Consultant, Consumer Relations and Information Development, National Association of Retail Druggists (from 1980 to 1988)
Finance and Foundation (Chair)

Interest of Directors in Certain Transactions of the Company

1.    In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations whose officers or directors are also Directors of the Company. These include the Company's purchase of products and services from Verizon Communications, Inc. and the running of advertising in Company properties for the products and services of Ford Motor Company, The Procter & Gamble Company, Sprint Nextel Corporation and Verizon Communications, Inc., as well as other Director-affiliated companies. All of these arrangements are conducted on an arm's-length basis. The relevant outside Director does not participate in these business relationships nor profit directly from them. Due to the nature of these transactions, they may not even come to the attention of the Company's Board or the relevant Director.

Any transaction with the Company in which a Director has a direct, or indirect, material interest would be specifically disclosed by the Company in its public filings.

None of the current transactions would render any of the Company's independent Directors not independent under the categorical standards the Board has adopted to assist it in making independence determinations (see "Board of Directors and Corporate Governance—Independent Directors").

2.    During 2005, Arthur Sulzberger, Jr. was employed as Chairman of the Company and Publisher of The New York Times, and Michael Golden was employed as Vice Chairman of the Company and Publisher of the International Herald Tribune. See "Compensation of Executive Officers" for a description of Mr. Sulzberger, Jr.'s and Mr. Golden's compensation. James Dryfoos was employed as Senior Analyst Systems (IT Department) and was paid a total of $112,000 in 2005. Michael Greenspon is Director, Sales & Operations (Circulation, Retail Sales, LLC), and was paid a total of $109,371 in 2005. Messrs. Dryfoos and Greenspon are each the son of a cousin of Mr. Sulzberger, Jr., Cathy J. Sulzberger, Mr. Golden and Lynn G. Dolnick. Mr. Sulzberger, Jr. and Ms. Sulzberger are siblings, and are cousins of Mr. Golden and Ms. Dolnick, who are also siblings.

Board of Directors and Corporate Governance

The Board of Directors is responsible for overseeing the direction, affairs and management of the Company. The Board recognizes its fiduciary duty to both Class A and Class B stockholders.

The following highlights the key corporate governance practices applicable to the Board:

Corporate Governance Principles.  The New York Stock Exchange ("NYSE") rules require listed companies to adopt corporate governance principles. The current version of the Company's corporate governance principles, most recently amended in February 2006, reflecting the following and other provisions, is included in this Proxy Statement as Appendix I. A printable copy of our corporate governance principles is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted via the Web site, or in writing or by telephone as described on page 3.

Corporate Governance Officer.  The Company has also appointed a Corporate Governance Officer to promote best practices and help the Company remain in the forefront of good corporate governance. The Corporate Governance Officer periodically reviews the Company's corporate governance principles and practices to assure that they continue to reflect high standards and makes recommendations to the Nominating & Governance Committee in connection with the Company's governance practices.

Director Election.  All Directors stand for election annually. Voting is not cumulative.

Director Attendance at Annual Meetings.  All Directors are expected to attend the Company's annual meeting of stockholders, except John F. Akers (who is retiring from the Board). All Directors attended the Company's 2005 annual meeting of stockholders in person, except for Ms. Barnes and Ms. Toben, who could not attend due to scheduling conflicts.

Director Retirement Age.  None of our Directors will stand for re-election after his or her 70th birthday, unless the Board determines otherwise.

Directors as Stockholders.  All Directors are expected to own stock in the Company. Ownership of $100,000 in Company stock is considered an appropriate amount for each Director to accumulate over a reasonable period of time.

Director Orientation.  The Company has a comprehensive orientation program for all new non-management Directors with respect to their role as directors and as members of the particular Board committees on which they will serve. It includes one-on-one meetings with senior management and top New York Times editors, a plant visit and extensive written materials on each of the Company's different business units. The senior management meetings cover a corporate overview, the Company's strategic plans, its significant financial, accounting and risk management issues, its compliance programs, and its business conduct policies. All other Directors are also invited to attend each orientation program.

Ongoing Director Education.  From time to time, the Company will provide Directors with additional educational materials and presentations from Company and/or third-party experts on subjects that would enable them to perform better their duties and to recognize and deal appropriately with issues that arise. In addition, the Company will pay all reasonable expenses for any Director who wishes to attend a director continuing education program.

"Controlled Company" Exception to NYSE Rules.  The Company's Board of Directors has determined not to take advantage of an available exception from certain of the NYSE rules. A company of which more than 50% of the voting power is held by a single entity, a "controlled company", need not comply with the requirements for a majority of independent directors or for independent compensation and nominating/corporate governance committees discussed below. As a result of the 1997 Trust's holdings of Class B stock, the Company would qualify as a controlled company and could elect not to comply with these independence requirements. However, the Company's Board of Directors has determined to comply in all respects with the NYSE rules.

Independent Directors.  The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Company has now, and has had for many years, a majority of independent Directors.

The Board has determined that each of Mr. Akers, Ms. Barnes, Messrs. Cesan, Kennard and Kilts, Dr. Liddle, Ms. Marram, Dr. Middelhoff, Mr. Schacht and Ms. Toben are independent. Of the remaining directors, Messrs. Sulzberger, Jr. and Golden and Ms. Robinson are executive officers of the Company, Ms. Dolnick is a cousin of Mr. Sulzberger, Jr. and a sister of Mr. Golden, and Ms. Sulzberger is the sister of Mr. Sulzberger, Jr. and a cousin of Mr. Golden.

The NYSE rules specify five categories of relationships between an individual and a listed company that render the individual ineligible to be independent. The Board has determined that none of the Company's independent directors has a relationship with the Company that falls within these categories.

Under the NYSE rules, a director qualifies as "independent" so long as he or she has none of these impermissible relationships with the Company and upon the Board affirmatively determining that he or she has no other material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

The NYSE rules permit the adoption of, and the Board of the Company has adopted, categorical standards defining "material relationships" for the purpose of determining independence. Under these standards, the Board has determined that the following relationships – provided they are not required to be disclosed in the Company's public filings by SEC rules – are immaterial to the Company for this purpose:

•
if the Director does business with the Company, or is affiliated with an entity with which the Company does business, so long as payments by or to the Company do not exceed the greater of $1,000,000 or, in the case of an affiliated entity, 2% of the annual revenues of the other entity; or

•
if the Director serves as an officer or director of a charitable organization to which the Company, The New York Times Company Foundation or The New York Times Neediest Cases Fund makes a donation, so long as the aggregate annual donations do not exceed the greater of $1,000,000 or 2% of that organization's annual charitable receipts.

The Board has determined that each of the Company's independent directors has only immaterial relationships with the Company under these categorical standards.

Board Committees.  Both the Sarbanes-Oxley Act of 2002 and the NYSE rules require the Company to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Company to have independent compensation and nominating/corporate governance committees. The Company is in compliance with these requirements.

Under the Sarbanes-Oxley Act, members of an audit committee must have no affiliation with the issuer, other than the Board seat, and receive no compensation in a capacity other than as a Director/committee member. Each member of our Audit Committee meets this independence standard.

Audit Committee Financial Experts.  Rules promulgated by the SEC under the Sarbanes-Oxley Act require the Company to disclose annually whether our Audit Committee has one or more "audit committee financial experts," as defined by the SEC. The Board has determined that currently each of Mr. Cesan, Dr. Liddle, Ms. Marram, Mr. Schacht and Ms. Toben qualifies as such an expert.

Codes of Ethics.  The Company has adopted a Business Ethics Policy, applicable to all employees, a code of ethics that applies not only to the Company's CEO and senior financial officers, as required by the SEC, but also to its Chairman and Vice Chairman, and a code of ethics for Directors. A printable version of each of these documents is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted via the Web site, or in writing or by telephone as described on page 3.

Non-Management Directors.  The NYSE rules require that the non-management directors of a listed company meet periodically in executive sessions. The Company's non-management Directors meet separately at the end of each regular meeting of the Board. Additionally, as required by proposed amendments to NYSE rules, at least once a year the independent Directors meet in executive session. Ms. Dolnick and Ms. Sulzberger are non-management Directors who, due to their family relation to Mr. Sulzberger, Jr. and Mr. Golden, are not considered independent. Mr. Akers currently serves as Presiding Director at these sessions. Ms. Marram has been appointed by the non-management Directors to replace Mr. Akers, who is retiring, as Presiding Director, effective April 18, 2006.

Interested parties may express their concerns to the Company's non-management Directors or the independent Directors by contacting the Presiding Director, care of the Corporate Secretary, The New York Times Company, 229 West 43rd Street, New York, NY 10036. The Corporate Secretary will relay all such correspondence to the Presiding Director.

Communications with the Board.  Stockholders may communicate with the Board of Directors care of the Corporate Secretary, The New York Times Company, 229 West 43rd Street, New York, NY 10036. The Corporate Secretary will relay all such correspondence to the entire Board of Directors.

Board and Committee Evaluations.  Our Board has a Board and Committee evaluation process to examine and discuss how our Board and Committees function as groups and with senior management of our Company. We believe that our stockholders' interests can be best protected by acknowledging the separate responsibilities of management and our Board and its Committees and by ensuring an open environment for Board and management discussions and actions.

No Interlocking Directorships.  The Chairman of the Board, as Publisher of The New York Times newspaper, does not sit on any other company board. Although other members of senior management without editorial responsibilities are not so precluded, none sit on the boards of directors of any company at which one of our Directors is the chief executive officer or chief operating officer.

Succession Planning.  Recognizing the critical importance of executive leadership to the success of the Company, the Board works with senior management to ensure that effective plans are in place for both short-term and long-term executive succession at The New York Times Company.

Senior Management Evaluation.  In consultation with all non-management Directors, the Compensation Committee annually evaluates the performance of our Chairman, President and CEO and Vice Chairman.

Corporate Financial Ethics Hotline.  The Company has established a corporate financial ethics hotline to allow an employee to lodge a complaint, confidentially and anonymously, about any accounting, internal control or auditing matter that is of concern.

Executive Stock Ownership Guidelines.  Those executive officers named in the "Summary Compensation Table" are subject to stock ownership guidelines. The Chairman is required to own shares of Class A stock equal to three times his base salary. The President and CEO, the Vice Chairman and the Chief Financial Officer are required to hold an amount equal in value to two times his or her base salary in Company stock. All other named executive officers are required to hold an amount equal in value to their base salary in Company stock. Restricted stock and restricted stock units are counted in calculating ownership. An affected executive officer has five years to attain the holding requirements.

Board Meetings and Attendance

Board Meetings in 2005:  Seven

Board Committees:  Five Standing Committees: Audit, Compensation, Finance, Foundation, and Nominating & Governance. See "Board Committees" for Committee descriptions and membership.

Total Committee Meetings in 2005:  22

2005 Attendance:  All Directors attended 75% or more of the total Board and Committee meetings.

Nominating & Governance Committee

Our Nominating & Governance Committee is comprised of four non-employee, independent Directors, William E. Kennard, Chair, John F. Akers, Brenda C. Barnes, and Ellen R. Marram.

The Committee operates under a written charter adopted by the Board of Directors. A printable version of the charter is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 3. The chart set forth in "Board Committees" describes the principal functions of the Committee under its charter.

The Committee will consider Director candidates recommended by stockholders. Stockholders wishing to recommend Director candidates for consideration by the Committee may do so by writing to the Corporate Secretary, giving the recommended nominee's name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

Consistent with the Company's Corporate Governance Principles, the Committee considers various criteria in Board candidates, including, among others, independence, diversity, character, judgment and business experience, as well as their appreciation of the Company's core purpose, core values and journalistic mission, and whether they have time available to devote to Board activities. The Committee also considers whether a potential nominee would satisfy:

•
the NYSE's criteria of director "independence";

•
the NYSE's "financial literacy" and "financial management expertise" standards; and

•
the SEC's definition of "audit committee financial expert."

Whenever a vacancy exists on the Board due to expansion of the Board's size or the resignation or retirement of an existing Director, the Committee begins its process of identifying and evaluating potential Director nominees. The Committee considers recommendations of management, stockholders and others. The Committee has sole authority to retain and terminate any search firm to be used to identify Director candidates, including approving its fees and other retention terms. In this regard, from time to time the Committee has retained a global executive recruiting firm, whose function is to bring specific Director candidates to the attention of the Committee. As discussed above, the 1997 Trust, as holder of a majority of our Class B stock, has the right to elect 70% of our Board. The Committee considers, among other potential nominees, recommendations of the trustees of the 1997 Trust for nominees to be elected by the holders of the Class B stock.

Director candidates are evaluated using the criteria described above and in light of the then-existing composition of the Board, including its overall size, structure, backgrounds and areas of expertise of existing Directors and the relative mix of independent and management Directors. The Committee also considers the specific needs of the various Board committees. The Committee recommends potential Director nominees to the full Board, and final approval of a candidate is determined by the full Board. This evaluation process is the same for Director nominees who are recommended by our stockholders.

James M. Kilts was elected as a member of the Board on June 16, 2005, and will stand for election by our stockholders for the first time at the 2006 Annual Meeting. Mr. Kilts was first brought to the attention of senior management and the Committee by a Committee member. Mr. Kilts first met with the Chair of the Committee, who then recommended that the Committee recommend to the full Board that he be elected a Director.

The Committee did not receive any recommendations from stockholders proposing candidate(s) for election at the 2006 Annual Meeting.

Board Committees

Name of Committee and Members	Principal Functions of the Committee		Meetings in 2005

Audit Raul E. Cesan, Chair David E. Liddle Ellen R. Marram Henry B. Schacht	•	Engages the Company's independent auditors, subject to ratification by the stockholders, and receives periodic reports from the auditors and management regarding the auditors' independence and other matters. Recommends appropriate action to ensure the auditors' independence.	8
Doreen A. Toben	•
Reviews with management and the independent auditors the Company's quarterly and annual financial statements and other financial disclosures, the adequacy of internal controls and major issues regarding accounting principles and practices, including any changes resulting from amendments to SEC or Financial Accounting Standards Board rules.
	•	Meets at each meeting with the Company's senior internal audit executive, representatives of management and the independent auditors in separate executive sessions.
	•	Reviews and approves the scope of the audit at the outset and reviews the performance of the independent auditors and any audit problems or difficulties encountered.
	•	Reviews the Company's risk assessment and risk management policies.
	•	Reviews the organization, resources and competence of the Company's internal audit department.
	•	Prepares the report to stockholders included in the annual Proxy Statement.

Compensation Brenda C. Barnes, Chair John F. Akers David E. Liddle Thomas Middelhoff Henry B. Schacht	•	Approves remuneration arrangements for the Company's executive officers and senior management other than the Chairman, the CEO and the Vice Chairman, including base salaries, salary increases, incentive compensation plans and awards. Reviews the reasonableness and appropriateness of all such compensation.	4
•
In consultation with all non-employee Directors, annually evaluates the performance of the Chairman, the CEO and the Vice Chairman and, together with the other independent directors, approves their remuneration arrangements.
	•	Adopts and oversees the administration of incentive compensation and executive stock plans and determines awards granted to executive officers and senior management under such plans.
•
Advises the Board on the reasonableness and appropriateness of executive compensation plans and levels generally, including whether these effectively serve the interests of the Company and its stockholders by creating appropriate incentives for high levels of individual and Company performance.
	•	Appoints the ERISA Management Committee, which oversees administration of the Company's health, benefit and savings plans and which reports to the Compensation Committee once a year.
	•	Has sole authority to engage an executive compensation consultant.
	•	Prepares the report to stockholders included in the annual Proxy Statement.

Nominating & Governance William E. Kennard, Chair John F. Akers	•	Makes recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership.	3
Brenda C. Barnes Ellen R. Marram	•	Recommends candidates to the Board for election to the Board at the Annual Meeting.
	•	Advises the Board on appropriate compensation for outside directors.
	•	Advises the Board on corporate governance matters.
	•	Oversees periodic evaluation of the Board.
	•	Has sole authority to engage a search firm to identify director candidates.

Finance Ellen R. Marram, Chair John F. Akers Raul E. Cesan Lynn G. Dolnick	•	Reviews the Company's financial policies, including, without limitation, dividend policy, investment of cash, stock repurchase, short- and long-term financing, foreign currency, hedging and derivative transactions, material acquisitions and dispositions and capital expenditures.	5
William E. Kennard James M. Kilts Henry B. Schacht	•	Establishes (and adjusts from time to time) investment policies for the Company's retirement and savings plans.
Cathy J. Sulzberger	•
Appoints the Pension Investment Committee, which appoints and reviews the performance of the trustees and investment managers for the Company's retirement and savings plans and which reports to the Finance Committee from time to time.

Foundation Cathy J. Sulzberger, Chair Michael Golden	•	Advises the Board on the policies and direction of The New York Times Company Foundation and The New York Times Neediest Cases Fund.	2
Janet L. Robinson Doreen A. Toben	•	Reviews and makes recommendations to the Board with respect to the Company's contributions to The New York Times Company Foundation.

Directors' Compensation

Directors' compensation is paid only to non-employee Directors. The goal of this compensation is to help us remain competitive in attracting and retaining high quality Directors. We also recognize that over the past few years, there has been an increase in board responsibilities and potential liability.

Based on available information, we believe our non-employee Director compensation package generally falls in the mid-range of director compensation at comparable companies.

Annual Retainer:    $30,000. Effective April 1, 2006, the annual retainer will be $35,000. This is the first increase in the annual retainer since 2002.

Annual Chair and Presiding Director Retainer:    $10,000 to each of the Committee Chairs and the Presiding Director.

Meeting Fees:    $2,000 per Board or Committee meeting attended; and $1,500 per informal Committee information session, designated as such by the Committee Chair. Audit Committee members also receive $1,500 for participating in quarterly pre-earnings release telephone calls.

Stock Options:    Options to purchase 4,000 shares of our Class A stock have been granted annually on the date of the Annual Meeting at an exercise price equal to the market value at the time of grant. Options vest on the date of the next succeeding Annual Meeting and have a term of 10 years from date of grant. It is anticipated that a similar grant will be made on the date of the 2006 Annual Meeting.

Phantom Stock Units:    Pursuant to a discretionary grant, phantom stock units worth $30,000 were credited to each non-employee Director's account under the Company's Non-Employee Directors Deferral Plan on the date of the 2005 Annual Meeting. It is anticipated that a similar grant will be made as of the date of the 2006 Annual Meeting. The number of phantom stock units credited is based on the average closing price of a share of Class A stock for the 30 trading days prior to date of credit. Distribution in cash is generally made upon retirement.

Non-Employee Directors Deferral Plan:    The Company's Non-Employee Directors Deferral Plan allows each non-employee Director to elect to defer the receipt of a portion of his or her cash compensation. Deferred amounts are credited to a cash or a Class A stock unit account, as elected by the Director. Subsequent to retirement, the non-employee Director will receive cash payments of amounts accumulated in his or her account.

Matching Gifts Program:    The Company matches 150% of charitable contributions made by Directors to colleges, schools, cultural, journalism or environmental organizations, up to a maximum Company contribution of $4,500 per person per year. The Company also matches charitable contributions of retired Directors. A Director is considered "retired" if such Director has served at least five years on the Board and is at least age 60 at the time he or she leaves the Company's Board.

Life Insurance:    The Company currently maintains insurance of $100,000 on the life of each non-employee Director. However, the Board has determined to discontinue this insurance effective April 1, 2006. The income required by the Internal Revenue Service to be imputed in 2005 to non-employee Directors relative to this insurance was approximately $4,000 in aggregate. Life insurance of $25,000 is maintained on the life of each currently retired non-employee Director. The Board has determined to discontinue this insurance for non-employee Directors who retire after April 18, 2006.

Expenses:    Reasonable expenses are reimbursed for attendance at Board and Committee meetings.

Aggregate Directors Compensation:    For 2005, the Company paid an aggregate of approximately $889,000 in the form of retainers, meeting fees and expenses of attendance (including amounts deferred at the Directors' request but not including the stock options and phantom stock units referred to above).

Directors' and Officers' Liability Insurance

The Company maintains directors' and officers' liability insurance. Currently, this is part of our combined insurance, which was purchased effective March 1, 2006, with an expiration date of March 1, 2007, at a cost of $7,543,113. The aggregate limit for the combined insurance for D&O claims is $100 million. If the $100 million combined limit is exhausted, there is a separate $50 million side limit available for directors' and officers' liability. The insurance companies providing directors' and officers' liability insurance are Continental Casualty Company, Ace American Insurance Company, Zurich American Insurance Company, Twin City Fire Insurance, American Alternative Insurance Company, Allied World Assurance Co. Ltd., Starr Excess Insurance International Ltd., Federal Insurance Company and St. Paul Mercury Insurance Company.

Compensation of Executive Officers

The following table summarizes, for each of the last three fiscal years, the compensation of our chief executive officer and each of our four other most highly compensated executive officers.

Summary Compensation Table

Long-Term Compensation
	Annual Compensation				Awards		Payouts

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Fiscal Year	Salary ($)[1]	Bonus ($)	Other Annual Compensation ($)[2]	Restricted Stock Awards ($)[3]	Stock Options (#)	LTIP Payouts ($)[4]	All Other Compensation ($)[5]

Arthur Sulzberger, Jr. Chairman of the Board and Publisher of The New York Times	2005 2004 2003	1,055,596 1,024,850 995,000	560,521 894,694 743,265	11,754 0 10,216	817,500 433,840 0	150,000 59,000 90,000	0 0 0	6,150 6,000 6,000
Janet L. Robinson[6] President and Chief Executive Officer	2005 2004 2003	900,000 780,000 650,000	477,900 491,790 340,113	121,450 1,096 4,753	2,016,500 414,120 926,800	149,000 55,000 48,000	0 0 0	6,150 6,000 6,000
Michael Golden Vice Chairman and Publisher of the International Herald Tribune	2005 2004 2003	608,960 591,220 574,000	233,536 372,764 309,673	243,839 187,093 6,902	327,000 452,392 0	60,000 29,670 48,000	0 0 0	6,150 6,000 6,000
Leonard P. Forman Executive Vice President and Chief Financial Officer	2005 2004 2003	595,590 572,680 556,000	238,409 361,075 299,962	24,586 5,837 12,148	327,000 218,892 695,100	60,000 29,670 48,000	0 0 0	6,150 6,000 6,000
Scott Heekin-Canedy[7] President and General Manager, The New York Times	2005 2004	500,000 425,000	175,625 178,500	5,400 0	327,000 192,547	60,000 26,120	0 0	6,150 6,000

1.
Salaries are generally set and paid on a calendar-year basis.

2.
Mr. Golden's duties as Publisher of the International Herald Tribune require that he spend approximately three-quarters of his working time in Paris. Amounts shown for him in column (e) for 2005 and 2004 principally represent expenses incurred as a result, including a housing allowance of $71,709 in 2005 and $56,029 in 2004; cost-of-living adjustments of $49,036 in 2005 and $44,950 in 2004; travel between Paris and New York and financial planning and tax preparation services. The terms under which the Company pays such expenses were approved by the Board and agreed to by Mr. Golden at the time he accepted the position as Publisher. Amounts shown in column (e) also include tax payments and tax payment reimbursements, which, for Mr. Golden, represented $63,206 in 2005 and $37,051 in 2004, and for all other named executive officers represent the amounts shown. Any perquisites and other personal benefits received from the Company by individuals other than Mr. Golden were less than the reporting thresholds established by the SEC (the lesser of $50,000 or 10% of the individual's cash compensation).

3.
The amounts set forth in column (f) represent the value, as of the grant date, of the restricted stock (granted in 2004 and 2003) and restricted stock units (granted in 2005) awarded to the named executive officers. Restricted stock awarded in 2004 to named executive officers will vest 50% on the third anniversary of its grant and 50% on the fourth anniversary of its grant. Restricted stock and restricted stock units awarded in 2003 and 2005 will vest 100% on the fifth anniversary of grant. During the restricted periods, holders are entitled to receive all cash dividends or, in the case of restricted stock units, dividend equivalent payments. On December 23, 2005, the last trading day of the Company's 2005 fiscal year (based on the $26.40 closing price per share of Class A stock on that day), Mr. Sulzberger, Jr. held 121,000 shares of restricted stock/units with an aggregate market value of $3,194,400, Ms. Robinson held 144,500 shares of restricted stock/units with an aggregate market value of $3,814,800, Mr. Golden held 22,550 shares of restricted stock/units with an aggregate market value of $595,320, Mr. Forman held 32,550 shares of restricted stock/units with an aggregate market value of $859,320, and Mr. Heekin-Canedy held 16,887 shares of restricted stock/units with an aggregate market value of $445,817.

4.
See "Long-Term Incentive Plan Awards in Last Fiscal Year" for an explanation of the Company's long-term performance award program for senior executives.

5.
Amounts shown in column (i) represent amounts contributed by the Company as 50% matching contributions for the $12,300 of earnings (per Internal Revenue Service limits) contributed by or on behalf of the named individuals to the Company's Supplemental Retirement and Investment Plan.

6.
Beginning in fiscal 2005, Ms. Robinson became President and Chief Executive Officer. In setting Ms. Robinson's 2005 compensation, the Compensation Committee took into consideration several different factors and criteria, including the responsibilities of her new position and a review prepared by the Committee's outside compensation consultant. See "Compensation Committee Report—Compensation of the Chairman and the President and Chief Executive Officer."

7.
Mr. Heekin-Canedy became an executive officer in 2004, when he was named President and General Manager of The New York Times.

Option Grants In Last Fiscal Year

	Individual Grants[1]				Grant Date Value[2]

(a)	(b)	(c)	(d)	(e)	(f)
Name	Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date	Grant Date Present Value ($)

Arthur Sulzberger, Jr.	150,000	8.17%	27.445	12/20/2015	765,000
Janet L. Robinson	149,000	8.11%	27.445	12/20/2015	759,900
Michael Golden	60,000	3.27%	27.445	12/20/2015	306,000
Leonard P. Forman	60,000	3.27%	27.445	12/20/2015	306,000
Scott Heekin-Canedy	60,000	3.27%	27.445	12/20/2015	306,000

1.
All options are for Class A stock and have a term of ten years and an exercise price equal to the market value of the stock on the December 20, 2005, grant date. The options granted to the named individuals in 2005 generally become exercisable in installments of 25% of the original grant on each of the first through fourth anniversaries of the grant date.

2.
The "Grant Date Present Value" has been calculated using the Black-Scholes model of option valuation, in a manner consistent with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment." The model assumes: (a) an option term of 5 years, (b) an interest rate of 4.40% that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the adjusted option term of 5 years; (c) volatility of 19.1% calculated using monthly stock prices for the 5 years (60 months) prior to the grant date; and (d) dividends at the rate of $0.66 per share, which was the annualized rate of dividends on a share of Class A stock as of the grant date. Based on this model, the calculated value of the options on the December 20, 2005, grant date was determined to be $5.10 per option.

Fiscal Year-End Option Values1

(a)	(d)	(e)
Name	Number of Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable[2]	Value of Unexercised In-the-Money Options at Fiscal Year End ($) Exercisable/ Unexercisable[3]
Arthur Sulzberger, Jr.[4]	764,890/194,250	0/0
Janet L. Robinson	451,750/190,250	0/0
Michael Golden[4]	320,979/82,253	79,339/0
Leonard P. Forman	349,992/82,253	0/0
Scott Heekin-Canedy	128,030/79,590	0/0

1.
No options were exercised by the named individuals in 2005. All options are for Class A stock.

2.
Options granted to these executives under the NYT Stock Plan become exercisable in four equal installments over a period of four years from the date of grant.

3.
Market value of underlying securities at December 23, 2005 ($26.40), the last trading day of the Company's 2005 fiscal year, minus the option exercise price.

4.
In addition, Mr. Sulzberger, Jr. has transferred 210,140 exercisable options, none of which are in the money, to his wife; and Mr. Golden has transferred 225,562 exercisable options, which include in-the-money options with an aggregate value of $79,339, to his wife.

Long-Term Incentive Plan Awards in Last Fiscal Year

Under the Company's long-term performance award program for senior executives, a grant was made in December 2005 for the five-year cycle commencing January 2006. The actual amount that will be paid will depend on two performance measures. Fifty percent of each executive's potential award is based on the total return to holders of Class A stock relative to the total return to holders of stock in the companies that make up the "peer group" described under "Performance Presentation" during the five-year period 2006-2010. Fifty percent of the potential award is based on the percentage increase in the Company's revenues in excess of the percentage increase in costs and expenses during the same five-year period. Achievement with respect to each element of the award is independent of the other.

			Estimated Future Payouts Under Non-Stock Price-Based Plan
(a)	(b)	(c)	(d)	(e)	(f)
Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)

Arthur Sulzberger, Jr.	1	5 years (2006-2010)	175,000	700,000	1,225,000
Janet L. Robinson	1	5 years (2006-2010)	172,500	690,000	1,207,500
Michael Golden	1	5 years (2006-2010)	92,500	370,000	647,500
Leonard P. Forman	1	5 years (2006-2010)	92,500	370,000	647,500
Scott Heekin-Canedy	1	5 years (2006-2010)	92,500	370,000	647,500

Pension Plan Table

The following table shows the annual estimated benefits payable under our defined benefit retirement plans upon retirement to employees in specified covered compensation and years of credited service classifications. The maximum annual benefit payable under the plans that cover the executive officers is 50% of average annual covered compensation for the five highest-paid consecutive years out of the most recent 10 years. The maximum annual benefit is payable with 20 years of credited service and is prorated for less than 20 years. The amount of estimated annual benefit is based upon the assumption that the nonqualified supplemental executive retirement plan will continue in force in its present form.

	Estimated Annual Pension For Representative Years of Credited Service
Highest Five-Year Average Annual Compensation
	10	15	20 or More

750,000	187,500	281,250	375,000
1,000,000	250,000	375,000	500,000
1,250,000	312,500	468,750	625,000
1,500,000	375,000	562,500	750,000
1,750,000	437,500	656,250	875,000
2,000,000	500,000	750,000	1,000,000

The benefits described in the table above are calculated on a straight-life annuity basis and are not subject to any reduction for Social Security or other offset amounts.

For named executive officers, annual covered compensation for 2005 is the sum of (i) the amount shown for 2005 in column (c) of the Summary Compensation Table, (ii) the annual bonus earned for 2004, shown in column (d) of the Summary Compensation Table, and (iii) any bonus earned for 2005 that was paid in 2005. Annual covered compensation for 2005 was $1,950,290 for Mr. Sulzberger, Jr.; $1,391,790 for Ms. Robinson; $981,724 for Mr. Golden; $966,665 for Mr. Forman, and $728,500 for Mr. Heekin-Canedy.

The named executive officers had the following full years of credited service as of December 25, 2005: Mr. Sulzberger, Jr.: 27; Ms. Robinson: 22; Mr. Golden: 21; Mr. Forman: 21; and Mr. Heekin-Canedy: 14.

Performance Presentation

The following graph shows the annual cumulative total stockholder return for the five years ending December 31, 2005, on an assumed investment of $100 on December 31, 2000, in the Company, the Standard & Poor's S&P 500 Stock Index and an index of peer group communications companies. The peer group returns are weighted by market capitalization at the beginning of each year. The peer group is comprised of the Company and the following other communications companies: Dow Jones & Company, Inc., Gannett Co., Inc., Knight Ridder, Inc., Media General, Inc., The McClatchy Company, Tribune Company and The Washington Post Company. Stockholder return is measured by dividing (a) the sum of (i) the cumulative amount of dividends declared for the measurement period, assuming monthly reinvestment of dividends and (ii) the difference between the issuer's share price at the end and the beginning of the measurement period by (b) the share price at the beginning of the measurement period. As a result, stockholder return includes both dividends and stock appreciation.

Stock Performance Comparison Between S&P 500, The New York Times
Company's Class A Common Stock and Peer Group Common Stock

Compensation Committee Report

To the Stockholders of The New York Times Company:

Compensation Policies and Purposes

In structuring compensation for the Company's executive officers, including the Chairman and the President and Chief Executive Officer, the goal of the Compensation Committee is to enable the Company to attract, retain and motivate the highest caliber of executives by offering competitive compensation and rewarding superior performance and to link the executives' total compensation to the interests of stockholders. Accordingly, we tie a substantial portion of each executive officer's total potential compensation to Company performance. In addition to a base salary, executives are eligible for annual bonuses and long-term performance awards that reinforce the relationship between pay and performance by conditioning compensation on the achievement of financial goals. In addition, executives receive grants of stock options and restricted stock units, which increase or decrease in value depending on the value of the Company's Class A stock. The "at risk" compensation opportunities align the interests of executives with those of stockholders:

•
Annual bonuses depend on both the achievement of specific financial targets based on the Company's earnings per share and operating unit results, set in advance by the Committee in conjunction with the Board's review of the Company's strategic and operating plans, and, to a lesser degree, the achievement of individual goals also designed to advance the Company's strategy and operating plans.

•
Long-term performance awards are paid based upon the performance of the Company's Class A stock relative to the stock of its peer companies and the achievement of internally set revenue growth goals, in each case over a multi-year period.

•
Stock options produce value for executives only if the Company's Class A stock price increases over the exercise price, which is set at the market price on the date of grant, and also, through vesting and forfeiture provisions, create incentives for executive officers to remain with the Company.

•
Restricted stock units create incentives for executives to increase the value of the Company's Class A stock and to remain with the Company because the units generally do not vest, and the shares are not delivered, for an extended period after the grant date.

•
Stock ownership guidelines require those executive officers named in the "Summary Compensation Table" to acquire substantial levels of ownership of stock in the Company.

Committee Procedures

Our Committee consists solely of non-employee Directors of the Company. The Board of Directors has determined that each Committee member is "independent" under the corporate governance listing standards of the NYSE.

Together with the other independent members of the Board, we evaluate the performance of the Company's Chairman, President and Chief Executive Officer, and Vice Chairman and approve their compensation. In addition, we approve all compensation for the Company's other executive officers. Compensation for other members of senior management is reviewed and established pursuant to salary "bands," whereby the compensation of such senior management members reflects the levels of responsibility and the market value of their positions. In addition, we discuss with management in general terms the compensation of non-executive employees. Finally, we oversee the administration of employee compensation programs.

We annually evaluate the Company's executive compensation policies with regard to the link between executive compensation and the interests of stockholders, as well as competitiveness of the programs. Each year, our outside compensation consultant reports to us on its review of data from nationally recognized compensation surveys. The review analyzes total target and actual annual cash compensation and the economic value of long-term awards for comparable executive positions at a cross-industry subset of U.S. companies with revenues comparable to the Company as well as similar data from media companies, including those companies in the "peer group" described under "Performance Presentation" in this Proxy Statement. Although we do not use a specific formula to set pay in relation to this market data, we generally use the data to target annual total compensation for executive officers at slightly above the mid-range of companies surveyed and to allocate a substantial portion of such compensation to performance-based annual bonuses.

In December of each year, we meet to discuss and approve executive compensation. At that time, we take the following actions:

•
set salaries for the coming year;

•
set annual bonus potentials and the related financial targets for the coming year;

•
set award potentials and the financial targets and performance period for the long-term performance cycle commencing in the coming year; and

•
award stock options and restricted stock units.

In February of each year, we certify the achievement of performance goals for the recently completed year and long-term cycles and approve the payment of the annual bonuses and long-term performance awards.

Compensation Structure

Executive compensation consists of a base salary and the incentive compensation described above. The more responsible the executive officer's position is, the greater the portion of the "at risk" compensation opportunities. In setting overall compensation for individual executive officers, allocating overall compensation into its components and setting the targets at which compensation is payable, we consider individual performance and responsibilities as well as the strategic and operating plans of the executive's operating unit, where applicable, and the Company as a whole. We do not assign these factors specific mathematical weights but rather exercise our own judgment in allocating compensation.

Salaries

Salaries for executive officers are reviewed annually. Salary increases are based on a number of factors, including a review of the competitive data described above. We believe the salaries set for 2005 were appropriate in light of salaries paid for comparable positions at other companies and the individual performance and responsibilities of the executives.

Annual Bonuses

Potential annual bonuses are set as a percentage of salary. The more responsible the executive officer's position is, the higher the percentage. The amounts actually paid to each corporate executive officer for 2005 depended principally upon the Company's achievement of designated earnings per share targets. For executive officers who work for specific operating divisions of the Company, the annual bonus received for 2005 depended 50% on the achievement of the Company-wide earnings per share targets and 50%

upon the achievement of operating result targets by the individual's operating unit.

For the targets set for 2006, the amount each corporate executive officer receives will depend 75% upon the Company's achievement of designated earnings per share targets for 2006 and 25% upon the officer's achievement of individual goals. For executive officers who work for specific operating divisions of the Company, the annual bonus will depend 40% on the achievement of the Company-wide earnings per share targets, 35% upon the achievement of operating result targets by the individual's operating unit and 25% upon the officer's achievement of individual goals. The total award may be increased or decreased by up to 10% based on the level of achievement of diversity goals.

Long-Term Performance Awards

Cash amounts paid under long-term performance awards have historically depended on the total return over a multi-year period to Class A stockholders relative to the total return to stockholders of the companies that make up the "peer group" described under "Performance Presentation." A target range of potential payouts is specified for each participant, including each executive officer, and may increase to 175% of target or be zero, depending on total stockholder return. For the three-year performance cycle ending in 2005, for which target amounts were set in 2002, the Company's total return to stockholders was below the amount required to generate an award and no payments were made.

Beginning with the performance cycle that commenced January 2005, we extended the measurement period used to determine long-term performance awards from three to five years to better reflect a full economic cycle and the time required for the realization of the Company's business strategy. For the performance cycle beginning in January 2006, the actual amount that will be paid will depend on two performance measures over a five-year period. Fifty percent of each executive's potential award remains tied to the total return to holders of Class A stock relative to the total return to holders of stock in the "peer group" companies. Fifty percent of the potential award will be based on the percentage increase in the Company's revenues in excess of the percentage increase in costs and expenses during the same five-year period. Achievement with respect to each element of the award is independent of the other. The adoption of the new performance measure enhances the link between award payment and the successful execution of the Company's growth strategy and cost-control initiatives.

Stock Options/Restricted Stock Units

The stock-based compensation for eligible employees, including executive officers, consists of stock options and restricted stock units.

•
Stock options granted to executive officers have an exercise price equal to the market value of the Class A stock on the date of grant and produce value only if the Class A stock price increases over the exercise price. They vest in equal increments over four years and expire after ten years.

•
Restricted stock units granted to executive officers represent a right to receive shares of Company stock upon vesting. During the five-year vesting period, the units are forfeited if the holder leaves the employ of the Company (other than due to death, disability or retirement). The holder of restricted stock units is entitled to receive payments equivalent to dividends paid on Class A stock. Upon vesting, shares of Class A stock equal to the number of outstanding units are delivered free and clear of restriction.

In making equity grants in 2005, we considered, among other factors, the number of options previously granted that remain outstanding, changes to the accounting treatment of options and the evolving nature of executive compensation practices.

The value of the combined stock-based package granted to each executive officer in 2005 depended on the degree of responsibility of the executive's position and was based, in part, on our review of survey data supplied by our outside compensation consultant of stock options, restricted stock units and other long-term compensation granted to executive officers at comparable salary and responsibility levels at other companies.

In 2004, we adopted minimum stock ownership guidelines for those executive officers named in the "Summary Compensation Table." The Chairman is required to own shares of the Company's Class A stock equal in value to three times current annual base salary, and the other named executive officers are required to own shares equal in value to one or two times current annual base salary. Restricted stock and restricted stock units are counted in calculating ownership, but stock options are not. Each affected executive officer has five years from becoming subject to the guidelines to attain the holding requirements.

Tax

The Internal Revenue Code imposes certain limitations on the deductibility of compensation paid to those executive officers named in the "Summary Compensation Table." Certain compensation, including performance-based compensation meeting specified requirements, is exempt from this deduction limit. To the extent consistent with corporate performance objectives, we have structured, and intend to continue to structure, performance-based compensation, including stock option grants, annual bonuses and long-term performance awards, to executive officers who may be subject to these limitations in a manner that maximizes the available deduction. However, we have awarded non-deductible compensation in the past, and we reserve the right to do so in the future when we deem appropriate. A portion of the salary and other compensation received by certain of our executive officers for 2005 was not deductible.

Compensation of the Chairman and the President and Chief Executive Officer

We based 2005 compensation for Arthur Sulzberger, Jr., the Company's Chairman, and Janet L. Robinson, the President and Chief Executive Officer, on several different factors and criteria, including, for Ms. Robinson, her appointment as President and Chief Executive Officer, effective December 27, 2004, as well as a review prepared by our outside compensation consultant. We reviewed all of the components of Mr. Sulzberger, Jr.'s and Ms. Robinson's compensation, as set forth below.

As was the case for all executive officers, the 2005 compensation of Mr. Sulzberger, Jr. and Ms. Robinson included a salary and the "at risk" compensation opportunities described above. In setting the various components of Mr. Sulzberger, Jr.'s and Ms. Robinson's compensation, including the amounts (including increases), the various performance targets and the relative mix of the various elements of their compensation, we considered the overall level of their compensation and the components consisting of the various elements of "at risk" compensation opportunities described above in this report. As noted above, we believe that including various types of "at risk" components produces an overall compensation package with appropriate incentives. We believe that each of Mr. Sulzberger, Jr.'s and Ms. Robinson's 2005 compensation packages was fair and reasonable and included an appropriately significant portion of "at risk" compensation opportunities to tie the amount of their compensation to the Company's performance.

Salary

Prior to setting 2005 salaries for Mr. Sulzberger, Jr. and Ms. Robinson in December 2004, we reviewed data assembled by our outside compensation consultant concerning the compensation for similar positions at other companies of comparable size as described above and considered the individual performance and responsibilities of the executives. After such review, and commensurate with Ms. Robinson's new responsibilities, we set Mr. Sulzberger, Jr.'s base salary at $1,055,596, and Ms. Robinson's base salary at $900,000.

Annual Bonus

The 2005 earnings per share targets described above under "Compensation Structure—Annual Bonuses," set in December 2004, were used to determine annual bonuses for Mr. Sulzberger, Jr. and Ms. Robinson. We set a target amount of $950,036 for Mr. Sulzberger, Jr. and $810,000 for Ms. Robinson. Earnings per share in 2005 resulted in achievement of 59% of the target amount, and, as a result, an annual bonus payment of $560,521 was made to Mr. Sulzberger, Jr. and an annual bonus payment of $477,900 was made to Ms. Robinson. The annual bonuses paid to Mr. Sulzberger, Jr. and Ms. Robinson in 2005 were based solely on 2005 earnings per share targets; no component was discretionary.

Long-Term Performance Awards

As discussed above, for the three-year performance cycle ending in 2005, for which target amounts and performance targets were set in 2002, performance targets were not met and no payments were made to any participants. Like all executive officers, Mr. Sulzberger, Jr. and Ms. Robinson received a long-term potential for the performance cycle beginning in January 2006 that is described above under "Compensation Structure—Long Term Performance Awards." We set target amounts of $700,000 for Mr. Sulzberger, Jr. and $690,000 for Ms. Robinson.

Stock Options

In December 2005, we granted Mr. Sulzberger, Jr. options to acquire 150,000 shares of Class A stock and granted Ms. Robinson options to acquire 149,000 shares of Class A stock. The exercise price was $27.445 per share, which reflects the market value of the Class A stock at the time of grant. As with stock options granted to other executive officers, the options granted to Mr. Sulzberger, Jr. and Ms. Robinson vest in equal installments over four years and expire after ten years. We estimate that the value of these options as of the date of the grant was $765,000 in the case of Mr. Sulzberger, Jr. and $759,900 in the case of Ms. Robinson. This value has been computed in the manner described in "Executive Compensation—Option Grants in Last Fiscal Year," consistent with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment."

Restricted Stock Units

In December 2005, we granted 30,000 restricted stock units to Mr. Sulzberger, Jr. and 74,000 restricted stock units to Ms. Robinson. The grant to Ms. Robinson included a grant of 45,000 restricted stock units designed to bring her total target compensation to slightly above the mid-range of compensation for similar positions at other companies of comparable size. All of the restricted stock units vest on the fifth anniversary of grant. Dividend equivalents are paid as and when dividends are paid on Class A stock. The grant date market value of the shares underlying this award was $817,500 in the case of Mr. Sulzberger, Jr.'s award and $2,016,500 in the case of Ms. Robinson's award. In 2005, Mr. Sulzberger, Jr. and Ms. Robinson received dividends on previously awarded restricted stock in the amount of $59,150 and $45,825, respectively.

Deferred Compensation

Mr. Sulzberger, Jr. and Ms. Robinson are eligible to participate in the Company's Deferred Executive Compensation Plan. Pursuant to this plan, they are allowed to defer portions of their cash compensation until their termination of employment. Deferred amounts earn returns at a rate equal to the returns earned by several widely held third-party mutual funds, as elected by the participant. In addition, Mr. Sulzberger, Jr. and Ms. Robinson are eligible to participate in the Company's 401(k) savings plan.

Supplemental Executive Retirement Benefits

Mr. Sulzberger, Jr. and Ms. Robinson participate in a supplemental executive retirement plan, which is a non-qualified plan designed to provide benefits to a select group of executives. These benefits are computed by averaging the executive's earnings, including base salary and annual cash bonuses, for the highest 60 consecutive months in the 120 months preceding retirement to arrive at final average earnings. The annual benefit payable to a participant who retires at age 65 is 50% of final average earnings (prorated for less than 20 years of service) minus the benefits paid under the qualified pension plan.

Executive Perquisites

We estimate that the incremental cost to the Company of the perquisites provided in 2005 was $7,667 for Mr. Sulzberger, Jr. and $11,342 for Ms. Robinson, primarily for financial planning services in connection with the Company's newly established stock ownership guidelines. In addition, each received reimbursement of certain tax payments in connection with their compensation. The Committee believes that these relatively modest amounts of perquisites are appropriate for each of Mr. Sulzberger, Jr. and Ms. Robinson.

Other

The foregoing describes the material components of Mr. Sulzberger, Jr.'s and Ms. Robinson's compensation for 2005. Neither has an employment contract, and there are no arrangements providing for severance in the case of a change in control or termination. Neither has any contractual right to a post-retirement package providing for consulting arrangements or a continuation of benefits. It is anticipated that the Compensation Committee and the Board would review and determine such matters at the time of retirement.

  Brenda C. Barnes, Chair
  John F. Akers
  David E. Liddle
  Thomas Middelhoff
  Henry B. Schacht

Audit Committee Report

To the Stockholders of The New York Times Company:

The Audit Committee is composed of five non-employee Directors, Raul E. Cesan, Chair, David E. Liddle, Ellen R. Marram, Henry B. Schacht and Doreen A. Toben. The Board of Directors has determined that:

•
each Committee member is "independent" under the corporate governance listing standards of the NYSE and is "financially literate" as defined by the NYSE;

•
each Committee member satisfies the "financial management expertise" standard, as required by the NYSE; and

•
each Committee member is an "audit committee financial expert" as defined by the SEC.

The Committee operates under a written charter adopted by the Board of Directors and most recently amended in November 2004. A printable version of the charter is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 3.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. The Company's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"), is responsible for performing an independent integrated audit of (i) the Company's consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and (ii) management's assessment of, and the effectiveness of, the Company's internal control over financial reporting, and for issuing the reports thereon. The Committee is responsible for assisting the Board in monitoring:

•
the integrity of the Company's financial statements;

•
the Company's compliance with legal and regulatory requirements;

•
the Company's independent registered public accounting firm's qualifications and independence; and

•
the performance of the Company's internal audit function and independent registered public accounting firm.

In this context, during 2005 the Committee met eight times and held separate discussions with management, the Company's internal auditors and Deloitte. The Committee's Chair, as representative of the Committee, discussed the Company's interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer and/or Controller and Deloitte prior to public release. Each other member of the Committee also generally participated in this discussion. The full Committee reviews the Company's quarterly financial statements with management and Deloitte. In addition, the Committee reviewed and discussed the Company's compliance with Section 404 of the Sarbanes-Oxley Act.

Management has represented to the Committee that the Company's 2005 annual consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed with management and Deloitte the Company's 2005 annual consolidated financial statements and Deloitte's audit report thereon, management's annual report on the Company's internal control over financial reporting and Deloitte's audit report on management's assessment of, and the effectiveness of, the Company's internal control over financial reporting. The Committee has also discussed the following with Deloitte:

•
the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Company's 2005 annual consolidated financial statements;

•
the critical accounting policies and practices used in the preparation of the Company's 2005 annual consolidated financial statements, alternative treatments of financial information within accounting principles generally accepted in the United States of America that Deloitte discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by Deloitte; and

•
other material written communications between Deloitte and management.

In addition, the Committee has received and reviewed the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Deloitte that firm's independence from the Company and management, including all relationships between the firm and the Company. As part of its role of monitoring Deloitte's independence, the Committee has adopted a "Policy on Auditor Independence and Non-Audit Services" (which, among other things, requires management and the Committee to consider whether Deloitte's provision of any non-audit services would impair Deloitte's independence) and a "Policy on

Hiring Current or Former Employees of Independent Auditors." Both of these policies are available at http://www.nytco.com.

In addition, the Committee obtains and reviews annually a report by Deloitte describing:

•
the firm's internal quality-control procedures; and

•
any material issues raised by (i) the most recent internal quality-control review (or peer review) of the firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

The Committee discussed with the Company's internal auditors, Deloitte and management the overall scope and plans for their respective audits. The Committee met with the internal auditors and Deloitte, with and without management present, to discuss the results of their respective audits, the evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 25, 2005, for filing with the SEC.

The Committee also has recommended, subject to stockholder approval, the selection of Deloitte as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.

  Raul E. Cesan, Chair
  David E. Liddle
  Ellen R. Marram
  Henry B. Schacht
  Doreen A. Toben

Proposal Number 2 –
Selection of Auditors

The Audit Committee has selected the firm of Deloitte & Touche LLP, an independent registered public accounting firm, as our auditors for the fiscal year ending December 31, 2006, subject to ratification of such selection by our Class A and Class B stockholders voting together as one class. Deloitte & Touche LLP has audited our financial statements for many years.

We have been informed by Deloitte & Touche LLP that their firm has no direct financial interest nor any material indirect financial interest in us or any of our affiliated companies. Deloitte & Touche LLP has not had any connection during the past three years with us or any of our affiliated companies in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if he or she decides to do so. The representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

Audit Committee's Pre-Approval Policies and Procedures

Our Audit Committee Charter, among other things, requires the Audit Committee to pre-approve the rendering by our independent registered public accounting firm of all auditing services, internal control-related services and permitted non-audit services.

The Chair of the Audit Committee may pre-approve the rendering of such services (other than internal control-related services) on behalf of the Committee, provided the matter is then presented to the full Committee at the next scheduled meeting.

Audit and Other Fees

The following table presents the aggregate fees incurred for audit and other services rendered by Deloitte & Touche LLP during fiscal years 2005 and 2004:

Service Type	Fiscal 2005	Fiscal 2004
Audit Fees	$3,106,000	$3,122,000
Audit-Related Fees	145,000	384,000
Tax Fees	225,000	182,000
All Other Fees	50,000	51,000
Total Fees Billed	$3,526,000	$3,739,000

Audit Fees ($3,106,000; $3,122,000). This category includes the aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements, the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q, comfort letters to underwriters and services normally provided by the independent auditor in connection with statutory and regulatory filings. Audit fees also include fees for professional services rendered for the audits of (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

Audit-Related Fees ($145,000; $384,000). This category includes the aggregate fees billed by Deloitte & Touche LLP for assurance and related services related to the performance or review of the Company's financial statements and not described above under "Audit Fees." Audit-related fees also include fees from advice with respect to the requirements of the Sarbanes-Oxley Act of 2002 relating to internal controls, fees from audits of the Company's not-for-profit entities and, for 2004 only, the Company's benefit plans.

Tax Fees ($225,000; $182,000). This category includes the aggregate fees billed by Deloitte & Touche LLP for tax services. Fees for assistance in the preparation of tax returns, claims for refunds and tax payment planning, including support during income tax audits or inquiries were $200,000 in 2005 and $171,000 in 2004. The remaining $25,000 in 2005 and $11,000 in 2004 was for tax advice, planning and consulting.

All Other Fees ($50,000; $51,000). This category includes aggregate fees billed by Deloitte & Touche LLP for products and services other than those described above, which consisted primarily of software licensing fees.

Recommendation and Vote Required

The Audit Committee of the Board of Directors recommends a vote FOR the following resolution, which will be presented to the meeting:

RESOLVED, that the selection, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP, an independent registered public accounting firm, as auditors of The New York Times Company for the fiscal year ending December 31, 2006, is hereby ratified, confirmed and approved.

The affirmative vote of the holders of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, voting together as one class, is required for approval of this resolution. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

Other Matters

Submission of Stockholder Proposals for 2007

Stockholders who intend to present proposals at the 2007 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than November 8, 2006. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company's 2007 proxy materials. In order for a proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of SEC Rule 14a-4(c), such proposal must be received prior to January 22, 2007.

Certain Matters Relating to Proxy Materials and Annual Reports

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as "householding" and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Mellon Investor Services, P.O. Box 3315, South Hackensack, NJ 07606-1915, telephone 1-800-240-0345. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank.

By order of the Board of Directors

RHONDA L. BRAUER
 Secretary & Corporate Governance Officer
New York, NY
March 8, 2006

Appendix I

THE NEW YORK TIMES COMPANY

CORPORATE GOVERNANCE PRINCIPLES

(Revised as of February 16, 2006)

Principles

The New York Times Company's Board of Directors, acting on the recommendation of the Nominating & Governance Committee, has adopted the following Corporate Governance Principles:

1.     The Core Purpose and Core Values of the Company

The Company's core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

The core values that enable the Company to achieve its core purpose are:

  1.
  Content of the highest quality and integrity. This is the basis for the Company's reputation and the means by which it fulfills the public trust and its customers' expectations.

  2.
  Fair treatment of employees based on respect, accountability and standards of excellence.

  3.
  Creating long-term stockholder value through investment and constancy of purpose.

  4.
  Good corporate citizenship.

In support of the Company's core purpose and core values, the Board is committed to the editorial independence at all Company properties.

2.     Director Responsibilities

  2.1
  The business of the Company shall be managed under the direction of the Board of Directors. The basic responsibility of the Board of Directors is to exercise its business judgment to act in what the Board members reasonably believe to be in the best interest of the Company and its stockholders. Although approximately 30% of the Directors are elected by the holders of the Company's Class A Common Stock and the remaining Directors by the holders of the Company's Class B Common Stock, once elected all Directors have the same duties and responsibilities.

  2.2
  In discharging their obligations to stockholders, Directors are entitled to rely on the honesty and integrity of the Company's senior management and its outside advisors and auditors. The Directors will also be entitled to (a) Company-purchased directors' and officers' liability insurance, (b) Company-provided indemnification to the fullest extent permitted by law and the Company's certificate of incorporation, by-laws and any indemnification agreements, and (c) legal protection from personal liability to the Company and its stockholders, as provided by state law and the Company's certificate of incorporation.

  2.3
  Directors are expected to attend Board meetings, meetings of Committees on which they serve and the Company's annual meeting of stockholders, to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. Written materials that are important to the Board's understanding of the business to be conducted at a Board or Committee meeting should be distributed to the Directors sufficiently in advance of the meeting to allow the Directors to prepare for discussion of the business at the meeting. Directors are expected to review these materials in advance of the meeting.

  2.4
  The Board has no policy with respect to the separation of the offices of the Chairman and the Chief Executive Officer. The Board believes that it is in the best interest of the Company for the Board to make a determination as to whether or not the offices should be separate, when it appoints a new Chairman or Chief Executive Officer.

  2.5
  The Chairman of the Board will set the agenda for Board meetings with the understanding that certain items necessary for appropriate Board oversight will be brought to the Board periodically for review and/or decision. Any Director may request that an item be included on any meeting agenda.

  2.6
  To supplement the written materials distributed in advance of Board and Committee meetings, meetings will include presentations by management and, when appropriate, outside advisors or consultants, as well as ample time for a full and open discussion of the agenda items.

  2.7
  The non-management Directors will meet in regular executive sessions. A non-management Director will be designated to preside at such sessions by the non-management Directors. In addition, at least once each year, the independent directors will hold an executive session.

  2.8
  Directors are expected to adhere to the conflict of interest policies and the code of conduct maintained by the Board.

3.     Director Qualifications

  3.1
  The Board will have a majority of Directors who meet the criteria for independence required by the New York Stock Exchange. The Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Directors, as well as the composition of the Board as a whole. This assessment will include consideration of Directors' independence, diversity, character, judgment and business experience, as well as their appreciation of the Company's core purpose, core values and journalistic mission. The Nominating & Governance Committee will consider and make recommendations to the Board concerning candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason. Final approval of a candidate is determined by the full Board.

  3.2
  It is the sense of the Board that a size of 12 to 16 is appropriate for purposes of functioning efficiently as a body. However, the Board would provide for a smaller or larger size if circumstances so warranted.

  3.3
  It is the sense of the Board that when a Director retires from or changes his or her principal position, the Director should volunteer to resign from the Board as of the date of retirement or change in position. It is not the sense of the Board that in every instance the Director in this circumstance should necessarily be required to leave the Board. There should, however, be an opportunity for the Nominating & Governance Committee, in consultation with the Chairman, to review the continued appropriateness of Board membership under the circumstances and to recommend to the full Board the action, if any, to be taken on the proffered resignation.

  3.4
  Non-management Directors are encouraged to limit the number of other public company boards on which they serve, taking into account the potential time commitment of serving on these boards. Non-management Directors should also advise the Chairman of the Board in advance of accepting an invitation to serve on another public company board.

  3.5
  The Company's charter provides that all members of the Board are elected annually, and that voting is not cumulative. No Director will stand for re-election to the Board after his or her 70th birthday, unless the full Board determines otherwise.

  3.6
  The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. The Board believes that its annual performance evaluation provides each Director with a convenient opportunity to confirm his or her desire to continue as a Director.

4.     Director Access to Officers and Employees

  4.1
  Directors have full and free access to officers and employees of the Company. The Directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the Chairman and the Chief Executive Officer on any written communications between a Director and an officer or employee of the Company.

5.     Director Compensation, Independence and Stock Ownership

  5.1
  The Nominating & Governance Committee will annually review the compensation of Directors and may, from time to time, make recommendations to the Board for changes. The Nominating & Governance Committee will consider that Directors' independence may be jeopardized if Director compensation (both direct and indirect) and perquisites exceed customary levels.

  5.2
  All Directors are expected to own stock in the Company. Ownership of $100,000 in Company stock is considered an appropriate amount for each Director to accumulate over a reasonable period of time.

6.     Director Orientation and Ongoing Director Education

  6.1
  The Company has a comprehensive orientation program for all new non-management Directors. It includes one-on-one meetings with senior management and top New York Times editors, a plant visit and extensive written materials on each of the Company's different business units. The senior management meetings will cover a corporate overview, the Company's strategic plans, its significant financial, accounting and risk management issues, its compliance programs, and its business conduct policies. All other Directors will also be invited to attend each orientation program.

  6.2
  From time to time, the Company will provide Directors with additional educational materials and presentations from Company and/or third party experts on subjects that would enable them to perform better their duties and to recognize and deal appropriately with issues that arise. In addition, the Company will pay all reasonable expenses for any Director who wishes to attend a director education program.

7.     Chairman, CEO and Vice Chairman Evaluation and Management Succession

  7.1
  In consultation with all non-management Directors, the Compensation Committee will conduct an annual review of the Chairman's, the Chief Executive Officer's and the Vice Chairman's performance, as further set forth in its charter.

  7.2
  Recognizing the critical importance of executive leadership to the success of the Company, the Board will work with senior management to ensure that effective plans are in place for both short-term and long-term management succession. As part of this process, senior management will make periodic reports to the Board on succession planning. The Board will evaluate potential successors to the Chairman, the Chief Executive Officer and the Vice Chairman.

8.     Annual Performance Evaluation

  8.1
  The Board will conduct an annual self-evaluation to facilitate an examination and discussion of how it and its Committees function as groups and with senior management of the Company, what the Board contributes to the Company, and specific areas in which the Board or management believes that the Board could improve.

  8.2
  The Nominating & Governance Committee will propose the format for each annual evaluation.

9.     Board Committees

  9.1
  Currently the Board's Committees are the Audit Committee, the Compensation Committee, the Finance Committee, the Foundation Committee and the Nominating & Governance Committee. The Board may, from time to time, eliminate committees or establish or maintain additional committees, all as it deems necessary or appropriate.

  9.2
  All of the members of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee will be independent directors under the criteria established by the New York Stock Exchange.

  9.3
  Director's fees (which include all fees, stock options and other consideration given to directors in their capacity as directors) are the only compensation the members of the Audit Committee may receive from the Company.

  9.4
  No member of the Audit Committee may serve on the audit committee of more than two other public companies, unless the full Board determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Company's Audit Committee and such determination is disclosed in the Company's annual proxy statement.

  9.5
  Committee members and Chairs will be appointed annually by the Board upon recommendation of the Nominating & Governance Committee with consideration of the desires of individual Directors.

  9.6
  Each Committee will have its own charter. The Board will adopt, and may amend from time to time, such charters. The charters will set forth the purposes and responsibilities of the Committees, as well as qualifications for Committee membership, procedures for Committee member appointment and removal, Committee structure and operations and Committee reporting to the Board. The charters will also provide that each Committee will annually evaluate its performance.

  9.7
  The Chair of each Committee, in consultation with the other Committee members, will determine the frequency and length of the Committee meetings consistent with any requirements set forth in the Committee's charter. The Chair of each Committee, in consultation with the appropriate members of the Committee, will develop the agenda for each Committee meeting.

  9.8
  The Nominating & Governance Committee shall consult with the Chairman with respect to recommendations made to the Board hereunder or otherwise.

  9.9
  Each Committee shall hold such separate executive sessions from time to time, as required or as requested by any member.

  9.10
  The Board and each Committee have the authority to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance, but each Committee shall notify the Chairman of any such action.

10.   Periodic Review

  10.1
  These principles will be reviewed and may be amended by the Board from time to time.

229 West 43rd Street New York, NY 10036
tel 212-556-1234

Please return this card only if you plan to attend.	☐ I plan to attend the Meeting.*

The New York Times Company	Please type or print clearly.
Annual Meeting of Stockholders
10:00 A.M., Tuesday, April 18, 2006
Name of Stockholder

New Amsterdam Theatre
214 West 42nd Street	Street Address
New York, New York 10036

	City	State	Zip

*To facilitate counting, please vote your proxy even if you are planning to attend. You can always revoke it at the meeting if you wish.

SECRETARY’S OFFICE
NO POSTAGE
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UNITED STATES

BUSSINES REPLY MAIL
FIRST CLASS MAIL PERMIT NO. 289 NEW YORK NY

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THE NEW YORK TIMES COMPANY
229 WEST 43RD STREET
NEW YORK NY 10109-0135

This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted	Please Mark Here for Address Change or
FOR the election of Class A directors and FOR proposal 2.

Comments SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the election of Class A directors and FOR proposal 2.

				FOR	AGAINST	ABSTAIN
1. Election of Class A Directors			ITEM 2–RATIFICATION OF DELOITTE & TOUCHE
			LLP AS AUDITORS	☐	☐	☐
	FOR	WITHHELD
Nominees:		FOR ALL
01. Raul E. Cesan	☐	☐
02. William E. Kennard
03. James M. Kilts			Choose MLinkSM for fast, easy and secure 24/7 online access to your future
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Simply log on to Investor ServiceDirect® at
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name in the space provided below.)			where step-by-step instructions will prompt you through enrollment.

This proxy is solicited on behalf of the Board of
Directors for the Annual Meeting on April 18, 2006.

Your signature on the proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated March 8, 2006. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any adjournment thereof.
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Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/nyt		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy.	OR	Use any touch-tone telephone to	OR	your proxy card and
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If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the Internet at www.nytco.com

PROXY		Class A
THE NEW YORK TIMES COMPANY Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting on April 18, 2006

The undersigned hereby constitutes and appoints Arthur Sulzberger, Jr., Solomon B. Watson IV and Rhonda L. Brauer, and each of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be held at 10:00 A.M., local time, at the New Amsterdam Theatre, 214 West 42nd Street, New York, New York 10036, on Tuesday, April 18, 2006, or at any adjournments thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof.

You are encouraged to specify your choices by marking the appropriate boxes-SEE REVERSE SIDE-but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign and return this card.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

The New York Times Company

ANNUAL MEETING OF STOCKHOLDERS

APRIL 18, 2006

10:00 A.M.

NEW AMSTERDAM THEATRE

214 WEST 42ND STREET

NEW YORK, NEW YORK 10036

This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of Class B directors and FOR proposal 2.	Please Mark Here for Address Change or

Comments SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the election of Class B directors and FOR proposal 2.

					FOR	AGAINST	ABSTAIN
1. Election of Class B Directors				ITEM 2–RATIFICATION OF DELOITTE & TOUCHE
				LLP AS AUDITORS	☐	☐	☐
		FOR	WITHHELD
Nominees:			FOR ALL
01. Brenda C. Barnes 02. Lynn G. Dolnick 03. Michael Golden 04. David E. Liddle 05. Ellen R. Marram	06. Thomas Middelhoff 07. Janet L. Robinson 08. Arthur Sulzberger, Jr. 09. Cathy J. Sulzberger	☐	☐

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

This proxy is solicited on behalf of the Board of
Directors for the Annual Meeting on April 18, 2006.

Your signature on the proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated March 8, 2006. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any adjournment thereof.
–

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/nyt1		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy.	OR	Use any touch-tone telephone to	OR	your proxy card and
Have your proxy card in hand		vote your proxy. Have your proxy		return it in the
when you access the web site.		card in hand when you call.		enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the Internet at www.nytco.com

PROXY	Class B
THE NEW YORK TIMES COMPANY Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting on April 18, 2006

The undersigned hereby constitutes and appoints Arthur Sulzberger, Jr., Solomon B. Watson IV and Rhonda L. Brauer, and each of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be held at 10:00 A.M., local time, at the New Amsterdam Theatre, 214 West 42nd Street, New York, New York 10036, on Tuesday, April 18, 2006, or at any adjournments thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof.

You are encouraged to specify your choices by marking the appropriate boxes-SEE REVERSE SIDE-but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign and return this card.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

The New York Times Company

ANNUAL MEETING OF STOCKHOLDERS

APRIL 18, 2006

10:00 A.M.

NEW AMSTERDAM THEATRE

214 WEST 42ND STREET

NEW YORK, NEW YORK 10036

QuickLinks

Stock Performance Comparison Between S&P 500, The New York Times Company's Class A Common Stock and Peer Group Common Stock
THE NEW YORK TIMES COMPANY CORPORATE GOVERNANCE PRINCIPLES (Revised as of February 16, 2006)